As filed with the Securities and Exchange Commission on April 7, 2006

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Syniverse Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SYNIVERSE HOLDINGS, INC.

8125 Highwoods Palm Way

Tampa, Florida 33647

To the Shareholders of Syniverse Holdings, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Syniverse Holdings, Inc. to be held on May 9, 2006, at the Tampa Palms Golf & Country Club, 5811 Tampa Palms Blvd., Tampa, Florida 33647, commencing at 9:00 a.m., local time. We look forward to personally greeting as many of our shareholders as possible at the meeting.

The attached notice of meeting and proxy statement describe the matters to be acted upon at the annual meeting. If you plan to attend the annual meeting in person, please mark the designated box on the enclosed proxy card. Alternatively, if you utilize the Internet voting system, please indicate your plans to attend the annual meeting when prompted to do so by the system. If you are a shareholder of record, you should bring the bottom half of the enclosed proxy card as your admission card and present the card upon entering the annual meeting. If you are planning to attend the annual meeting and your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the annual meeting so that we can verify your ownership of Syniverse stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the annual meeting, but you will not be able to vote at the annual meeting.

Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, we urge you to promptly complete the enclosed proxy card and return it to the inspector of elections in the postage-prepaid envelope provided, or to promptly use the Internet voting system. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy at that time.

Thank you for your continued interest in Syniverse Holdings, Inc.

Tony G. Holcombe

President and Chief Executive Officer

Enclosures

April 7, 2006

SYNIVERSE HOLDINGS, INC.

8125 Highwoods Palm Way

Tampa, Florida 33647

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of Syniverse Holdings, Inc. will be held at the Tampa Palms Golf & Country Club, 5811 Tampa Palms Blvd., Tampa, Florida 33647, on Tuesday, May 9, 2006, commencing at 9:00 a.m., local time, for the following purposes:

1.	To elect ten directors of Syniverse Holdings, Inc. for a one-year term expiring in 2007;

2.	To consider and vote on the approval of the Syniverse Holdings, Inc. 2006 Long-Term Equity Incentive Plan (the “Equity Incentive Plan”);

3.	To consider and vote on the approval of Long-Term Incentive Performance Terms for Certain Executives (the “Executive LTIP Terms”);

4.	To consider and vote on the approval of the Syniverse Holdings, Inc. 2006 Employee Stock Purchase Plan (the “ESPP”);

5.	To consider and vote on the approval and ratification of the selection of Ernst & Young LLP as the independent auditors for Syniverse Holdings, Inc. for 2006; and

6.	To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

In accordance with our Bylaws, the close of business on March 15, 2006, has been fixed as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. The stock transfer books will not close.

By Order of the Board of Directors

Raymond L. Lawless

Chief Financial Officer and

Secretary

Tampa, Florida

April 7, 2006

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE TRANSACTED, ARE URGED TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. YOU ALSO HAVE THE OPTION OF VOTING YOUR SHARES ON THE INTERNET. VOTING INSTRUCTIONS ARE PRINTED ON YOUR PROXY CARD. IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO MAIL BACK YOUR PROXY. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

PROXY STATEMENT

i

SYNIVERSE HOLDINGS, INC.

8125 Highwoods Palm Way

Tampa, Florida 33647

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is being solicited by and on behalf of Syniverse Holdings, Inc., and will be voted at the Annual Meeting of Shareholders on May 9, 2006. This statement and the accompanying proxy are first being sent or given to shareholders on or about April 7, 2006. Unless the context otherwise requires, all references to “we”, “us” or the “Company” refer to Syniverse Holdings, Inc. and its subsidiaries.

Any shareholder giving a proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivery of a later-dated proxy.

Solicitation and Revocation of Proxies and Voting

The execution and return of the enclosed proxy will not affect your right to attend the Annual Meeting of Shareholders and to vote in person. Even if you have given a proxy, you have the power to revoke it at any time before it is exercised. You may revoke the proxy prior to its exercise by delivering written notice of revocation to our corporate Secretary, at 8125 Highwoods Palm Way, Tampa, Florida 33647, by executing a later-dated proxy, or by attending the Syniverse Holdings, Inc., Annual Meeting and voting in person. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy, but, if no specification is made, the shares represented by proxy will be voted as recommended by the Board of Directors.

Quorum; Abstentions; Broker Non-Votes

The presence, in person or by proxy, of the holders of shares of our outstanding common stock representing a majority of the total combined voting power of all of our outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. If a quorum is present, the election of directors will require a plurality of the votes cast by the shareholders entitled to vote thereon, present in person or represented by proxy.

You may, with respect to the election of directors:

•	vote for the election of all nominees named herein;

•	withhold authority to vote for all such nominees; or

•	vote for the election of all such nominees other than any nominees with respect to whom the vote is specifically withheld by indicating in the space provided on the proxy.

Abstentions and broker non-votes will be treated as present at the Annual Meeting for the purpose of determining a quorum. A broker non-vote occurs when a record owner holding shares for a beneficial owner does not vote on a particular proposal because the record owner does not have discretionary voting power under the applicable rules of the New York Stock Exchange with respect to such shares, and the record owner has not received instructions from the beneficial owner. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast.

The approval of the Equity Incentive Plan, the Executive LTIP Terms and the ESPP will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or by proxy at the Annual Meeting and therefore abstentions and broker non-votes will have the same effect as a vote against the approval of the proposed Equity Incentive Plan, the Executive LTIP Terms and the ESPP. The ratification of the selection of Ernst & Young LLP requires the affirmative vote by holders of shares of our outstanding common stock representing a majority of the total combined voting power of the shares present or represented by proxy at the Annual Meeting and, therefore, abstentions will be counted in tabulating the votes cast and will have the same effect as a vote against the approval of Ernst & Young LLP as our independent auditors. Broker non-votes will not be counted in tabulating the votes cast.

As a matter of policy, we maintain proxies and voting tabulations that identify individual shareholders on a confidential basis. We make such documents available only to those who process the proxy cards, tabulate the vote, and serve as inspectors of election and certain of our employees responsible for the Annual Meeting. We do not disclose your vote except as may be necessary to meet legal requirements.

Only the holders of outstanding shares of our common stock of record at the close of business on March 15, 2006, are entitled to receive notice of and to vote at the Annual Meeting. On the record date, we had outstanding 67,295,636 shares (net of treasury shares) of our common stock. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Voting Procedures

Because Delaware, the state in which we are incorporated, permits electronic submission of proxies through the Internet or by telephone, instead of submitting proxies by mail on the enclosed proxy card or voting instruction card, our shareholders will have the option to submit their proxies or voting instructions electronically through the Internet. Please note that there are separate arrangements for using the Internet depending on whether your shares are registered in our stock records in your name or in the name of the brokerage firm or bank. Shareholders should check their proxy card or the voting instruction card forwarded by their broker, bank or other holder of record to see which options are available.

You can find the results of the voting on the proposals in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2006, which we will file with the Securities and Exchange Commission by August 14, 2006.

Cost of Proxy Solicitation

We are soliciting your proxy on behalf of our board of directors, and we will bear all of the related costs. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock held in their names. Our employees also may communicate with you to solicit your proxy, but we will not pay them any additional compensation for doing so.

Householding

The Securities and Exchange Commission (“SEC”) rules permit us, with your permission, to send a single set of proxy statements and annual reports to any household at which two or more shareholders reside if we believe that they are members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, known as householding, reduces the volume of duplicate information you receive and helps to reduce our expenses. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We will deliver a separate copy of the proxy statement or annual report, as requested, to any shareholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, you can request a separate copy of the proxy statement or annual report by calling us at (813) 637-5000 or by writing to us at any time at the following address: Syniverse Holdings, Inc., 8125 Highwoods Palm Way, Tampa, Florida 33647, attn: Secretary.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of ten (10) persons, all of which are being nominated for re-election to the Board of Directors. The current directors and nominees for directors are as follows:

Name	Age	Position	Year First Became a Director
G. Edward Evans	45	Chairman of the Board, Director	2002
Tony G. Holcombe	50	President and Chief Executive Officer, Director	2003
Raymond L. Lawless	50	Chief Financial Officer, Director	2003
David A. Donnini	40	Director	2002
Collin E. Roche	35	Director	2002
Odie C. Donald	56	Director	2002
Robert J. Marino	58	Director	2004
John C. Hofmann	31	Director	2004
James B. Lipham	57	Director	2005
Jack Pearlstein	42	Director	2005

G. Edward Evans became our Chief Executive Officer and a Director in February 2002. He became Chairman of the Board on November 11, 2004. Effective January 9, 2006, Mr. Evans resigned from his position as Chief Executive Officer of the Company. He remains the Chairman of the Board. From January 1997 until January 2002, Mr. Evans was employed by Dobson Communications Corporation, serving as the President of its cellular subsidiaries and then as the President and Chief Operating Officer of Dobson Communications Corporation. Mr. Evans was employed by BellSouth Mobility, Inc. from 1993 to 1996, serving as General Manager—Kentucky, Director of Field Operations at BellSouth’s corporate office in Atlanta and Director of Marketing—Alabama. He was an Area Manager and a Market Manager of U.S. Cellular from 1990 to 1993 and was Sales Manager of GTE Mobilnet from 1989 to 1990. Mr. Evans serves on the boards of the CTIA, Carolina West Wireless and the National Reliability and Interoperability Commission, an advisory committee to the FCC. He holds an MBA from Georgia State University.

Tony G. Holcombe has served as a Director since March 2003. Effective January 9, 2006, Mr. Holcombe became our President and Chief Executive Officer. From December 2003 to November 2005, Mr. Holcombe served in various executive positions at Web MD, including as President of its Emdeon Business Services (formerly known as WebMD Business Services) segment from December 2003 to October 2004, and as President of Web MD from October 2004 to November 2005. From September 2002 to December 2003 Mr. Holcombe was chief executive officer of Valutec Card Solutions. From May 1997 to September 2002, Mr. Holcombe served in various executive positions at Ceridian Corporation and its subsidiaries. From November 1999 to September 2002, Mr. Holcombe served as Executive Vice President of Ceridian Corporation. In addition, Mr. Holcombe held the following positions at subsidiaries of Ceridian Corporation including President of Ceridian Employer Employee Services from November 1999 to September 2002 and President of Comdata from May 1997 to November 1999. Prior to this, Mr. Holcombe was President and Chief Executive Officer of National Processing, Inc., which provides transaction-processing services and customized processing solutions, from October 1994 to March 1997. Mr. Holcombe serves on the board of directors of TALX Corporation and Valutec Card Solutions.

Raymond L. Lawless became our Chief Financial Officer in February 2002 and a Director as of March 2003. From October 2001 to February 2002, Mr. Lawless provided financial consulting services to telecommunications companies. Mr. Lawless worked for Intermedia Communications Inc. from April 1997 to September 2001 serving as Vice President Finance and Treasurer. During his tenure at Intermedia, Mr. Lawless was responsible for capital formation, treasury operations, risk management, corporate development, forecasting, strategic planning, budgeting, management reporting and investor relations support. Prior to that, Mr. Lawless spent 18 years at Bell Atlantic Corporation in various finance positions. Mr. Lawless holds a BS in Business Administration from West Chester University and an MBA from the University of Arkansas.

David A. Donnini has served as a Director since February 2002. Mr. Donnini is currently a Principal of GTCR Golder Rauner, L.L.C., which he joined in 1991. Prior to joining GTCR, Mr. Donnini worked as a management consultant at Bain & Company. He received a BA in Economics from Yale University. He also holds an MBA from Stanford University. Mr. Donnini serves on the board of directors of Synagro Technologies, Prestige Brands, Coinmach and several private GTCR portfolio companies.

Collin E. Roche has served as a Director since February 2002. Mr. Roche is currently a Principal of GTCR Golder Rauner, L.L.C., which he joined in 1996. Prior to joining GTCR, Mr. Roche worked as an investment banking analyst at Goldman, Sachs & Co. and as an associate at Everen Securities. He received a BA in Political Economy from Williams College. He also holds an MBA from Harvard Business School. Mr. Roche serves on the board of directors of TNS, Verifone and several private GTCR portfolio companies.

John C. Hofmann has served as a Director since November 2004. Mr. Hofmann is currently a Vice President of GTCR Golder Rauner, L.L.C., which he joined in 1999. Prior to joining GTCR, Mr. Hofmann worked as a management consultant at McKinsey & Company. He received a BA in History from the University of Pennsylvania. He also holds an MBA from Harvard Business School.

Odie C. Donald has served as a Director since August 2002. Mr. Donald was a consultant to DIRECTV, Inc., a direct broadcast satellite television service and a unit of Hughes Electronics Corporation, from July 2001 to December 2002. From April 2000 to July 2001, Mr. Donald was President of DIRECTV. From March 1999 to April 2000, he was Chief Executive Officer of Cable & Wireless Caribbean and Atlantic Islands Plc. Prior to that, Mr. Donald spent 26 years with BellSouth Corporation, where he held various positions, including Group President—Customer Operations from 1998 to 1999 and President of Bellsouth Mobility from 1992 to 1998. Mr. Donald serves on the board of directors of Darden Restaurants Inc.

Robert J. Marino has served as a Director since February 2004. From August 1998 to February 2003, Mr. Marino served as Group President of Convergys Information Management Group. Convergys Corporation was formed by spinning off Cincinnati Bell Information Systems Inc. (CBIS) and MATRIXX Marketing Inc. from Cincinnati Bell Inc. Prior to this, Mr. Marino served as president and chief executive officer of CBIS from October 1996 to August 1998 and chief operating officer of CBIS from November 1995 to October 1996. Prior to joining CBIS, Mr. Marino served as president of the northeast region at Nextel Communications from November 1993 to October 1995. Mr. Marino also held senior management positions at Houston Cellular Telephone Company, Compania de Radiocomunicaciones Moviles in Argentina and Sprint Corporation.

James B. Lipham has served as a Director since February 2005. Mr. Lipham is senior executive vice president and chief financial officer of Total System Services, Inc. (TSYS). A majority-owned subsidiary of Synovus®, TSYS is publicly held and traded on the NYSE. Mr. Lipham joined Synovus Financial Corp., formerly Columbus Bank and Trust Company Bancshares, Inc., in 1984 as vice president and assistant treasurer of the Financial Division. In December 1987, he transferred to TSYS as treasurer where he later became executive vice president and CFO. Prior to joining Synovus Financial Corp., Mr. Lipham was senior vice president and CFO of First Federal Savings and Loan in Columbus, Ga. Prior to First Federal, he was employed with Ernst & Whinney as a senior accountant. Mr. Lipham holds a BS in Business Administration from West Georgia College. Mr. Lipham serves on the board of directors of ProCard, Inc., Vital Processing Services and China Unionpay Data Co. LTD. He is also a member of the board of trustees of the University of West Georgia Foundation and the board of directors of the Columbus Area Habitat for Humanity, Inc., Green Island Country Club and Columbus Hospice.

Jack Pearlstein has served as a Director since February 2005. Mr. Pearlstein served as Chief Financial Officer, Treasurer and Secretary of DigitalNet Holdings, Inc. from September 2001 through October 2004, when

DigitalNet Holdings, Inc. was acquired by BAE Systems, North America. From September 2000 until July 2001, Mr. Pearlstein served as Chief Financial Officer of Commerce One, Inc.’s Global Services division, which he joined in September 2000 when Commerce One, Inc. acquired AppNet, Inc. From July 1998 until September 2000, Mr. Pearlstein served as AppNet’s Senior Vice President and from May 1999 until September 2000, Mr. Pearlstein served as AppNet’s Chief Financial Officer and Treasurer. From November 1996 until July 1998, Mr. Pearlstein was a Managing Director and Principal of Foxhall Capital, LLC. Mr. Pearlstein has a BS degree in Accounting from New York University and an MBA in Finance from George Washington University.

Except as described herein, there are no arrangements or understandings between any member of the management committee or executive officer and any other person pursuant to which that person was elected or appointed to his position. There are no family relationships between our executive officers or directors.

Our Board of Directors has the power to appoint officers. Each officer will hold office for the term determined by our Board of Directors and until such person’s successor is chosen and qualified or until such person’s death, resignation or removal.

Board Meetings and Committees

We are a “controlled company” under the rules of the New York Stock Exchange (“NYSE”), and qualify for, and intend to rely on, the “controlled company” exception to the board of directors and committee composition requirements under the rules of the NYSE. Pursuant to this exception, we are exempt from the rule that requires that our board of directors be comprised of a majority of “independent directors”; our Compensation Committee be comprised solely of “independent directors”; and our Nominating and Corporate Governance Committee be comprised solely of “independent directors” as defined under the rules of the NYSE. The “controlled company” exception does not modify the independence requirements for the Audit Committee, and we are in compliance with the requirements of the Sarbanes-Oxley Act and the NYSE rules, which require that our Audit Committee be composed of three independent directors. Our board of directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Attendance. There were 4 regularly scheduled meetings of the Board held during fiscal 2005. The Company requires each Director to make a diligent effort to attend all Board and Committee meetings as well as the Annual Meeting of the Shareholders. No Director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the committees of which he was a member held during fiscal 2005.

Executive Sessions of Non-Management Directors. The non-management directors meet regularly without management present in conjunction with the Board meetings. After the executive session, a designated director will update the CEO on the key items discussed. Non-management directors who are not independent under the NYSE rules will participate in these executive sessions.

Audit Committee. Messrs. James B. Lipham (Chairman), Odie C. Donald and Robert J. Marino are members of the Audit Committee. The primary functions of the Audit Committee are to assist the Board in fulfilling its independent and objective oversight responsibilities of financial reporting and internal financial and accounting controls of the Company and to monitor the qualifications, independence and performance of the Company’s independent accountants. The Board has determined that Mr. James B. Lipham is an “audit committee financial expert” as defined by Item 401 of Regulation S-K promogated by the Securities and Exchange Commission (“SEC”). During the fiscal year ended December 31, 2005, the Audit Committee held 10 meetings.

Compensation Committee. Messrs. Robert J. Marino (Chairman), Jack Pearlstein and Collin E. Roche are members of the Compensation Committee. The Board has adopted a written charter for the Compensation Committee. The primary functions of the Compensation Committee are to review and make decisions regarding compensation of the Company’s executive officers and make recommendations regarding compensation of non-employee members of the Company’s Board and to review and make recommendations or decisions regarding incentive compensation and equity-based compensation plans. During the fiscal year ended December 31, 2005, the Compensation Committee held 4 meetings.

Nominating and Corporate Governance Committee. Messrs. Odie C. Donald (Chairman), David A. Donnini and Robert J. Marino are members of the Nominating and Corporate Governance Committee. The Board has adopted a written charter for the Nominating and Corporate Governance Committee. The primary functions of the Committee are to identify and to recommend to the Board the selection of Director nominees for each Annual Meeting of Shareholders or for any vacancies on the Board and to make recommendations to the Board regarding the adoption or amendment of corporate governance principles applicable to the Company. During the fiscal year ended December 31, 2005, the Nominating and Corporate Governance Committee held no meetings.

Corporate Governance

The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. The guidelines, as well as all Board committee charters, the Company’s Code of Business Conduct, the Company’s Insider Trading Policy and the Code of Ethics for Senior Financial Employees are available on the Company’s website, www.syniverse.com under “Corporate Governance—Highlights” in the “Investors” section. The information on the Company’s website is not incorporated by reference in this proxy statement. A printed copy of the above mentioned documents will be provided without charge upon written request to the Corporate Secretary of the Company.

Director Independence

The listing standards of the NYSE provide that a majority of the Board must meet the requirements for being an independent director, including the requirement that the Board affirmatively determine that the Director has no material relationship with the Company. The Company is exempt from this requirement pursuant to the “controlled company” exceptions to the NYSE rules. To guide the determination of whether a Director is independent, the NYSE has adopted the following categorical standards:

A Director will not be independent if, within the preceding three years: (i) the Director was employed by the Company or any of its direct or indirect subsidiaries or affiliates; (ii) an immediate family member of the Director was employed by the Company as an executive officer; (iii) the Director, or an immediate family member of the Director, received more than $100,000 per year in direct compensation from the Company, other than Director and committee fees and pension or other forms of deferred compensation not contingent on continued service; (iv) the Director was employed by or affiliated with the Company’s present or former internal auditors or independent auditors; (v) an immediate family member of the Director was affiliated with or employed in a professional capacity by the Company’s present or former internal auditors or independent auditors; (vi) the Director was employed, or an immediate family member of the Director was employed, as an executive officer of another company where any of the Company’s present executive officers served on such other company’s Compensation Committee; or (vii) the Director of the Company was an executive officer or an employee, or an immediate family member of the Director was an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1,000,000, or (b) two percent (2%) of such other company’s consolidated gross revenues.

Additionally, a Director who is a member of the Company’s Audit Committee will not be independent if such Director: (i) other than in his or her capacity as a member of the Audit Committee, the Board or any other Board committee, accepts directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary (except for retirement benefits to the extent permitted by applicable SEC rules); or (ii) is an affiliated person (as defined by the SEC) of the Company or any subsidiary.

After applying the standards set forth above, the Board determined that Messrs. Donald, Lipham, Marino, and Pearlstein have no material relationship with the Company and that each is independent under the categorical standards and the applicable requirements of the NYSE and applicable law.

Shareholder Recommendations

Shareholders wishing to recommend candidates to serve on the Company’s Board may do so by sending a timely notice (See Shareholder Proposals on page 44) to the attention of the Chairman of the Nominating and Corporate Governance Committee in care of the Company’s executive offices at 8125 Highwoods Palm Way, Tampa, Florida 33647. The notice must contain the following: The candidate’s name, a detailed biography outlining the candidate’s relevant background, professional and business experience and other significant accomplishments, an acknowledgement from the candidate that he or she would be willing to serve on the Board, if elected, a statement by the shareholder outlining the reasons why this candidate’s skills, experience and background would make a valuable contribution to the Board and a minimum of two references who have either worked with the candidate, served on a Board of Directors or Board of Trustees with the candidate, or can otherwise provide relevant perspective on the candidate’s capabilities as a potential Board member.

Candidates for Director who are properly recommended by the Company’s shareholders will be evaluated in the same manner as any other candidate for Director. The Committee may require the candidate to furnish other information as the Committee may reasonably request to assist the Committee in determining the eligibility of the candidate to serve as a Director. The Committee (or the presiding officer at any meeting of the shareholders) may disregard the purported nomination of any person not made in compliance with these procedures.

Director Qualification Standards

The Company seeks to align Board composition with the Company’s strategic direction so that the Board members bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Director candidates are typically selected based upon their character, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. Criteria that are typically considered by the Board in the selection of directors include:

(i)	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

(ii)	the business or other relevant experience, skills and knowledge that the individual may have that will enable him/her to provide effective oversight of the Company’s business;

(iii)	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and

(iv)	the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his/her occupation and the number of boards of directors of other public companies on which he or she serves.

These are only threshold criteria, however, and the Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances.

Communication with the Board

Any interested parties who have concerns that they wish to make known to the Company’s non-management directors, should send any such communication to the Chair of the Board of Directors, Nominating and Corporate Governance Committee in care of the Company’s executive offices at 8125 Highwoods Palm Way, Tampa, Florida 33647. All such shareholder communications will be reviewed by the Chairman of the Nominating and Corporate Governance Committee and discussed with the Committee, which will determine an appropriate response or course of action.

Director Compensation

Pursuant to the Syniverse Holdings, Inc. 2003 Non-Employee Director Compensation Plan, non-employee and non-equity investor directors received $2,500 in fees per board meeting. Beginning January 1, 2004, non-employee and non-equity investor directors received $15,000 annual compensation for board participation. The 2003 Non-Employee Director Compensation Plan was amended and restated in February 2005, in connection with our public offering, to increase the annual retainer for non-employee and non-equity investor directors to $40,000, and to eliminate the per-meeting fee. In March 2006, the 2003 Non-Employee Director Compensation Plan was amended and restated to increase the annual retainer to $50,000. Each of the members of the Audit Committee is entitled to an additional annual retainer of $5,000. In addition, the Chairmen of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are entitled to additional annual retainers of $15,000, $10,000 and $5,000, respectively. All of our directors are reimbursed for out-of-pocket expenses related to their service as directors.

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, the members of the Company’s Compensation Committee were Messrs. Marino, Holcombe and Roche. No member of the Compensation Committee was one of our officers or employees, or an officer or employee of any of our subsidiaries at any time during fiscal 2005. The compensation arrangements for our chief executive officer and each of our other executive officers are established pursuant to the terms of the respective employment agreements between the Company and each executive officer.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF G. EDWARD EVANS, ODIE C. DONALD, DAVID A. DONNINI, TONY G. HOLCOMBE, JOHN C. HOFMANN, RAYMOND L. LAWLESS, JAMES B. LIPHAM, ROBERT J. MARINO, JACK PEARLSTEIN AND COLLIN E. ROCHE AS DIRECTORS.

PROPOSAL 2 – APPROVAL OF THE

SYNIVERSE HOLDINGS, INC. 2006 LONG-TERM EQUITY INCENTIVE PLAN

On March 24, 2006, the Board of Directors approved the Syniverse Holdings, Inc. 2006 Long-Term Equity Incentive Plan (the “Equity Incentive Plan”) subject to shareholder approval at the Annual Meeting. The Board has long believed that ownership in the Company by its directors, officers, employees and service providers serves the best interest of all shareholders, by promoting a focus on long-term increase in shareholder value and aligning compensation with shareholder value.

The Equity Incentive Plan is intended to foster and promote our long-term financial success and increase shareholder value by strengthening our capabilities to develop and maintain a management team, motivating superior performance by linking long-term performance-related incentives to business performance, encouraging and providing for an ownership interest in the Company, attracting and maintaining qualified personnel by providing incentive compensation competitive with our peer companies and enabling officers and other key employees to participate in our long-term growth and financial success.

The Equity Incentive Plan is designed to allow for the grant of long-term incentive awards that conform to the requirements for tax deductible “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986 and the regulations promulgated thereunder (“Section 162(m)”). Shareholder approval of the Equity Incentive Plan is requested in order to maximize the deductibility of the payments under the Equity Incentive Plan to our Chief Executive Officer and other four most highly compensated executive officers under the provisions of Section 162(m), and to comply with the requirements of the regulations issued by the Internal Revenue Service governing the deductibility of individual compensation amounts in excess of $1 million. The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote is necessary for approval of the Equity Incentive Plan.

The following is a summary of the principal features of the 2006 Long-Term Equity Incentive Plan. The summary below is qualified in its entirety by reference to the complete text of the Equity Incentive Plan which is attached to this proxy statement as Appendix A. Shareholders are urged to read the actual text of the Equity Incentive Plan in its entirety. The Equity Incentive Plan will not become effective unless shareholder approval is obtained at the Annual Meeting.

Summary of the Equity Incentive Plan

General Information

The Equity Incentive Plan provides for grants of stock options, restricted stock, restricted stock units and performance awards. Directors, officers and employees of the Company and its subsidiaries, as well as others who engage in services for the Company and its subsidiaries, are eligible for grants under the plan. The purpose of the Equity Incentive Plan is to provide these individuals with incentives to maximize shareholder value and otherwise contribute to the success of the Company and to enable the Company to attract, retain and reward the best available persons for positions of responsibility.

Shares Available for Issuance Under the Plan

The Board of Directors has approved the Equity Incentive Plan which has 6,000,000 shares of common stock available for issuance, representing approximately 9% of our currently outstanding common stock on a fully-diluted basis. As of March 24, 2006, the market value of these shares was $85,800,000. Such shares will be available for future awards under the Equity Incentive Plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure of the Company or the outstanding shares of common stock. These shares may be, in whole or in part, authorized and unissued or held as treasury shares of the 6,000,000 shares of common stock available for issuance, an aggregate of 1,000,000 shares may be issued as restricted stock, restricted stock units and performance awards.

Administration

The Compensation Committee of our board of directors will administer the Equity Incentive Plan. Our board also has the authority to administer the plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan. Grants will be awarded under the Equity Incentive Plan entirely in the discretion of the Compensation Committee. As a result, except as described below, we are unable to determine at this time the recipients, amounts and values of future benefits to be received under the plan. Pursuant to an employment agreement, dated as of January 9, 2006, by and among the Company, Syniverse Technologies, Inc. and Tony G. Holcombe, the Company has agreed, subject to the approval of the shareholders of the Equity Incentive Plan, that Mr. Holcombe will be granted a nonqualified option under the Equity Incentive Plan to purchase an aggregate of 500,000 shares of common stock in annual option grants for 100,000 shares. Each such option will vest, subject to Mr. Holcombe’s continued employment on the applicable vesting dates, in three equal installments of 33 1/3% commencing on the first anniversary of such option grant. Pursuant to the employment agreement, Mr. Holcombe was also awarded, subject to the approval of the shareholders of the Equity Incentive Plan, a restricted stock grant of 100,000 shares of common stock, which will vest in five equal annual installments. In addition, pursuant to an employment agreement, dated as of April 3, 2006, by and among the Company, Syniverse Technologies, Inc. and Nancy White, the Company has agreed, subject to the approval of the shareholders of the Equity Incentive Plan, that Ms. White will be granted a nonqualified option under the Equity Incentive Plan to purchase an aggregate of 200,000 shares of common stock in annual option grants for 40,000 shares. Each such option will vest, subject to Ms. White’s continued employment on the applicable vesting dates, in three equal installments of 33 1/3% commencing on the first anniversary of such option grant. Pursuant to the employment agreement, Ms. White was also awarded, subject to the approval of the shareholders of the Equity Incentive Plan, a restricted stock grant of 40,000 shares of common stock, which will vest in five equal annual installments.

Eligibility

Directors, officers and employees of the Company and its subsidiaries, as well as other individuals performing significant services for us, or to whom we have extended an offer of employment, will be eligible to receive grants under the Equity Incentive Plan. However, only employees may receive grants of incentive stock options. In each case, the Compensation Committee will select the actual grantees. As of March 15, 2006, there were approximately 60 directors, officers and employees expected to be eligible to participate in the Equity Incentive Plan.

Stock Options

Under the Equity Incentive Plan, the Compensation Committee may award grants of incentive stock options conforming to the provisions of Section 422 of the Code and other, non-qualified stock options. The Compensation Committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 20% of the total number of shares authorized under the plan. The Compensation Committee also may not grant incentive stock options first exercisable in any calendar year for shares of common stock with a fair market value greater than $100,000, determined at the time of grant.

The Compensation Committee will determine the exercise price of any option in its discretion. However, the exercise price of any option may not be less than 100% of the fair market value of a share of our common stock on the date of grant, and the exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of the Company’s voting power may not be less than 110% of the fair market value on the date of grant.

Unless the Compensation Committee determines otherwise, the exercise price of any option may be paid in any of the following ways:

•	in cash,

•	by delivery of shares of our common stock to the Company with a fair market value equal to the exercise price,

•	by simultaneous sale through a broker of shares of our common stock acquired upon exercise, or

•	by any combination of the foregoing.

If a participant elects to deliver shares of common stock in payment of any part of an option’s exercise price, the Compensation Committee may in its discretion grant the participant a “reload option.” The reload option entitles its holder to purchase a number of shares of common stock equal to the number so delivered. The reload option may also include, if the Compensation Committee chooses, the right to purchase a number of shares of common stock equal to the number delivered or withheld by the Company in satisfaction of any of the Company’s tax withholding requirements in connection with the exercise of the original option. The terms of each reload option will be the same as those of the original exercised option, except that the grant date will be the date of exercise of the original option, and the exercise price will be the fair market value of our common stock on the date of grant of the reload option.

The Compensation Committee will determine the term of each option in its discretion. However, no term may exceed ten years from the date of grant or, in the case of an incentive stock option granted to a person who owns stock constituting more than 10% of the voting power of the Company, five years from the date of grant. In addition, all options under the Equity Incentive Plan, whether or not then exercisable, generally cease vesting when a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its subsidiaries. Options generally expire 90 days after the date of cessation of service, provided that the options may expire sooner if the grantee competes with the Company during this 90-day period.

There are, however, exceptions depending upon the circumstances of cessation. In the case of a grantee’s death or disability, all options that are vested and exercisable shall expire 180 days after the date of death or disability and any grantee’s options that were not exercisable on the date of death or disability shall be forfeited; provided that such options may become fully vested and exercisable in the sole discretion of the Compensation Committee. In the event of retirement, a grantee’s vested options will remain exercisable for up to 90 days after the date of retirement. Upon termination for cause, all options will terminate immediately. In addition, the Compensation Committee has the authority to grant options that will become fully vested and exercisable automatically upon a change in control of the Company, whether or not the grantee is subsequently terminated.

Stock Appreciation Rights

The Compensation Committee may grant SARs under the Equity Incentive Plan. SARs will be subject to the terms and conditions determined by the Compensation Committee in its discretion; provided that (1) the exercise price of the SAR may never be less than the fair market value of the shares of our common stock subject to the SAR on the date the right is granted, (2) the shares of our common stock are traded on an established securities market, (3) only shares of common stock may be delivered in settlement of the right upon exercise and (4) the SAR does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

Upon exercise of the SAR, the grantee will receive an amount in shares of our common stock equal to the difference between the fair market value of a share of our common stock on the date of exercise and the exercise price of the SAR multiplied by the number of shares as to which the SAR is exercised.

Restricted Stock

Under the Equity Incentive Plan, the Compensation Committee may award restricted stock to eligible participants. Restricted stock will be subject to the conditions and restrictions determined by the Compensation Committee in its discretion, and will be restricted for the duration determined by the committee, which will generally be at least six months. The Compensation Committee may require payment by the grantee of a specified purchase price in connection with any restricted stock award. If termination of employment or service occurs for any other reason, all of a grantee’s restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.

Restricted Stock Units and Deferred Stock Units

The Compensation Committee may at any time and from time to time grant restricted stock units under the Equity Incentive Plan to such participants and in such amounts as it determines. Each grant of restricted stock units shall specify the applicable restrictions on such units, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Compensation Committee or provided in the Equity Incentive Plan), and the time or times at which such restrictions shall lapse with respect to all or a specified number of units that are part of the grant.

Each restricted stock unit shall be equivalent in value to one share of common stock and shall entitle the participant to receive from the Company at the end of the vesting period applicable to such unit, one share, unless the participant elects in a timely fashion to defer the receipt of such shares. Restricted stock units may be granted without payment of cash or consideration to the Company; provided that participants shall be required to pay to the Company the aggregate par value of the shares received from the Company.

Except as otherwise provided by the Compensation Committee, at such time as a participant ceases to be a director, officer or employee of, or otherwise performing services for, the Company or any subsidiary for any reason, all restricted stock units granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company, and with respect to deferred stock units, such participant shall immediately forfeit any deferred stock units which would have matured or been earned at the end of the applicable deferral period.

Performance Awards

Under the Equity Incentive Plan, the Compensation Committee may grant performance awards contingent upon achievement by the grantee, the Company and/or its subsidiaries or divisions of set goals and objectives regarding specified performance criteria, such as return on equity, over a specified performance cycle, as designated by the Compensation Committee.

Performance awards may include:

•	specific dollar-value target awards;

•	performance units, the value of which is established by the Compensation Committee at the time of grant; and/or

•	performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other Company securities.

Unless the Compensation Committee determines otherwise, if a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its subsidiaries upon his or her death, disability or retirement prior to completion of a performance cycle, the grantee will receive the portion of the performance award payable to him or her based on achievement of the applicable performance criteria over the elapsed portion of the performance cycle. If termination of employment or service occurs for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award.

Certain Limitations

Pursuant to the terms of the Equity Incentive Plan, the Compensation Committee may not gross-up any grant under the Equity Incentive Plan for tax purposes or “reprice” any option or SAR, without prior shareholder approval, if the effect of such repricing would be to decrease the exercise price per share applicable to such option or SAR. The Company is prohibited under the Equity Incentive Plan from loaning any funds to any grantee for the purpose of paying the exercise price or base price associated with any grant under the Equity Incentive Plan or for the purpose of paying any taxes associated with the exercise or vesting of any grant under the Equity Incentive Plan. In addition, the Compensation Committee may not grant to any one grantee in any one calendar year shares of restricted stock, restricted stock units or performance shares to purchase a number of shares of common stock in excess of 200,000 shares.

Vesting, Withholding Taxes and Transferability of All Awards

The terms and conditions of each award made under the Equity Incentive Plan, including vesting requirements, will be set forth consistent with the plan in a written notice to the grantee. Except in limited circumstances, no award under the Equity Incentive Plan may vest and become exercisable within six months of the date of grant, unless the Compensation Committee determines otherwise.

Unless the Compensation Committee determines otherwise, a participant may elect to deliver shares of common stock, or to have the Company withhold shares of common stock otherwise issuable upon exercise of an option or upon grant or vesting of restricted stock, in order to satisfy the Company’s required tax withholding obligations in connection with any such exercise, grant or vesting.

Unless the Compensation Committee determines otherwise, no award made under the Equity Incentive Plan will be transferable other than by will or the laws of descent and distribution or to a grantee’s family member by gift or qualified domestic relations order, and each award may be exercised only by the grantee, his or her qualified family member transferee, or any of their respective executors, administrators, guardians or legal representatives.

Amendment and Termination of the Equity Incentive Plan

The board may amend or terminate the Equity Incentive Plan in its discretion, except that no amendment will become effective without prior approval of the Company’s shareholders if such approval is necessary for continued compliance with any stock exchange listing requirements. Furthermore, any termination may not materially and adversely affect any outstanding rights or obligations under the Equity Incentive Plan without the affected participant’s consent. If not previously terminated by the board, the Equity Incentive Plan will terminate on the tenth anniversary of its adoption. Notwithstanding the foregoing, the Equity Incentive Plan and the provisions of any award may be amended unilaterally by the Compensation Committee of the Company’s board of directors to prevent the application of any such provision from requiring the inclusion of any deferred compensation in a participant’s gross income pursuant to Section 409A of the Code and/or inadvertently causing any award to be treated as providing for the deferral of compensation pursuant to Section 409A of the Code.

Deductibility of Executive Compensation

The Company anticipates that any compensation deemed paid by it in connection with exercises of non-statutory options will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, it is expected that all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax rules relevant to participants in the Equity Incentive Plan, based upon the Code as currently in effect. These rules are highly technical and subject to change in the future. Because U.S. federal income tax consequences will vary as a result of individual circumstances, each participant should consult his or her personal tax advisor with regards to the tax consequences of participating in the Equity Incentive Plan. Moreover, the following summary relates only to U.S. federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

Options. Stock options granted under the Equity Incentive Plan may be either non-qualified options or incentive options for federal income tax purposes.

Non-qualified Options. Generally, a recipient of a non-qualified option award will not recognize any taxable income at the time of grant. Upon the exercise of the non-qualified portion, the recipient will recognize ordinary income, subject to wage and employment tax withholding, equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price. The Company will be entitled to a deduction equal to the recipient’s ordinary income.

The recipient will have a capital gain or loss upon the subsequent sale of the stock in an amount equal to the sale price less the fair market value of the common stock on the date of exercise of the option. The capital gain or loss will be long- or short-term depending on whether the recipient has held the stock for more than one year after the exercise date. Short-term capital gains are generally subject to the same federal income tax rate as ordinary income; the maximum rate for the year 2006 is 35%. Long-term capital gains are generally subject to a maximum rate of 15% for shares held for more than one year. The Company will not be entitled to a deduction for any capital gain realized by the recipient. Capital losses on the sale of common stock acquired upon an option’s exercise may be used to offset capital gains. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income in any given tax year. Remaining capital losses may be carried forward to future tax years.

Incentive Options. Generally, if the recipient is awarded an option that qualifies as an incentive stock option under Section 422 of the Code, he or she will not recognize any taxable income at the time of grant or exercise.

However, the excess of the stock’s fair market value at the time of exercise over the exercise price will be included in the recipient’s alternative minimum taxable income and thereby may cause the recipient to be subject to, or may increase liability for, alternative minimum tax, which may be payable even if the recipient does not receive any cash upon the exercise of the option with which to pay the tax. When the shares are sold, the recipient will recognize long-term capital gain or loss, measured by the difference between the stock sale price and the exercise price, if the recipient meets the holding period requirements described below.

In order to qualify for the incentive option tax treatment described in the preceding paragraph, the recipient must be employed by the Company or its subsidiaries continuously from the time of the option’s grant until three months before the option’s exercise, and must not sell his or her shares until at least one year after the option’s exercise date and two years after its grant date. If the first of these conditions are not satisfied, the option will be treated as a non-qualified option (i.e., the recipient will recognize ordinary income at the time of exercise of the option). If the first of these conditions is satisfied but not the second, the recipient will recognize taxable ordinary income when the shares are sold in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the exercise date and (ii) the sale price. If the sale price exceeds the fair market value on the exercise date, the excess will be taxable to the recipient as long- or short-term capital gain, depending on whether the recipient has held the stock for more than one year.

In any event, only up to $100,000 worth of shares, valued as of the date of grant, issuable upon exercise of options for the first time during any calendar year is eligible for incentive option tax treatment. Furthermore, different tax rules apply if the recipient holds more than 10% of the Company’s total voting power or if the recipient pays any part of the exercise price with shares of common stock acquired upon exercise of an incentive option and not held for the required holding periods.

The Company will not be entitled to any deduction by reason of the grant or exercise of an incentive option or the sale of stock received upon exercise after the required holding periods have been satisfied. If the recipient does not satisfy the required holding periods before selling the shares and consequently recognizes ordinary income, the Company will be allowed a deduction corresponding to the recipient’s ordinary income.

Effect on Options of Rule 16b-3(d)(3) under the Exchange Act. The tax consequences of options (other than incentive options for which the holding period requirements described above are satisfied) may vary if the recipient is a director or an executive officer subject to the short-swing trading restrictions of Section 16(b) of the Exchange Act, or if the recipient is exempted from these restrictions by the six-month holding provision of Rule 16b-3(d)(3). In general, if the recipient falls into this category and exercises an option prior to the date that is six months after the option grant date, he or she will recognize income on the date six months after the option grant date (based on the fair market value of the option shares on that date) and begin the holding period on such date, unless the participant files an election with the Internal Revenue Service under Section 83(b) of the Code (an “83(b) Election”) to recognize income on the exercise date (in which case the amount of income is based on the fair market value of the option shares on the exercise date) and therefore begins the holding period on the exercise date. An 83(b) election must be filed within 30 days after the exercise date.

Transfer of Option to Family Member. Unless the Compensation Committee determines otherwise, the Equity Incentive Plan does not permit transfers of options by a participant other than by will or the laws of descent and distribution or to a family member by gift or a qualified domestic relations order. The recipient will not recognize taxable income if he or she transfers an option to a family member. However, when the transferee of the option exercises the option, the recipient will recognize ordinary income, subject to wage and employment tax withholding, equal to the excess of the fair market value of the common stock acquired by the transferee of the option on the date of exercise over the exercise price. The Company will be entitled to a deduction equal to the recipient’s ordinary income. The transferee of the option will have a capital gain or loss upon a subsequent sale of the stock in an amount equal to the sale price less the fair market value of the stock on the date the option was exercised. Any capital gain recognized by the transferee will be long-term capital gain if the transferee has held the stock for more than one year after the exercise date.

For gift tax purposes, the transfer of the option, if permitted, constitutes a completed gift on the date the option is transferred if the option is exercisable and the stock that would be received on exercise would not be subject to restrictions. Otherwise, the transfer of the option will not constitute a completed gift until the first date that both of these conditions are satisfied. For estate tax purposes, a transferred option is not included in the recipient’s estate unless, on the date of the recipient’s death, the transferred option is not exercisable or the stock that would be received on exercise would be subject to restrictions.

Stock Appreciation Rights. Generally, the recipient of a SAR will not recognize taxable income at the time the stand-alone SAR is granted. The spread between the then current market value of the common stock received and the exercise price of the SAR will be taxed as ordinary income to the recipient at the time the common stock subject to the SAR is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Restricted Stock. The recipient will not recognize taxable income at the time shares of restricted stock are granted, but will recognize ordinary income, and be subject to wage and employment tax withholding, when the shares first become transferable or are not otherwise subject to restrictions or a substantial risk of forfeiture, unless the recipient makes a 83(b) Election within 30 days after the grant date to recognize ordinary income upon grant. The amount of ordinary income recognized by the recipient will equal the fair market value of the restricted stock at the time its restrictions lapse, or at the time of grant if the recipient makes a 83(b) Election, less the amount paid for the restricted stock. The Company will be entitled to claim a corresponding deduction equal to the amount of ordinary income recognized by the recipient. Upon the sale of restricted stock after its restrictions have lapsed, the recipient will recognize long- or short-term capital gain or loss, depending on whether he or she has held the stock for more than one year from the date the restrictions lapsed, or for more than one year from the date of grant if the recipient made a 83(b) Election.

Restricted Stock Units; Deferred Stock Units. Generally, no income will be recognized upon the award of restricted stock units or deferred stock units. Instead, the participant generally will recognize ordinary compensation income at the time the common stock is transferred to the participant equal to the excess of value of the common stock on the date of receipt over any amount paid by the participant in exchange for the common stock. The income recognized by the participant will generally be subject to U.S. income tax withholding and employment taxes. In the year that the participant recognizes ordinary taxable income in respect of restricted stock units or deferred stock units, the Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under the Code. Upon the sale of common stock received in respect of the restricted stock units or deferred stock units, the recipient will recognize long- or short-term capital gain or loss, depending on whether he or she has held the stock for more than one year from the date the common stock was transferred to the participant.

Performance Awards. The recipient will not recognize taxable income at the time performance awards are granted, but will recognize ordinary income, and be subject to wage and employment tax withholding, upon the receipt of common stock or cash awards at the end of the applicable performance cycle. The Company will be entitled to claim a corresponding deduction.

Withholding Taxes. Because the amount of ordinary income recognized by the recipient with respect to the receipt or exercise of the award generally will be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and Social Security taxes, the Company may require the recipient to pay the amount required to be withheld by the Company before delivering any shares purchased under the Equity Incentive Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the recipient. Unless the Compensation Committee determines otherwise, a participant may elect to deliver shares of common stock, or to have the Company withhold shares of common stock otherwise issuable upon exercise of an option or upon granting or vesting of restricted stock, in order to satisfy the Company’s withholding obligations in connection with any such exercise, grant or vesting.

Company Deductions. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided, among other things, that the deduction meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE SYNIVERSE HOLDINGS, INC. 2006 LONG-TERM EQUITY INCENTIVE PLAN DESCRIBED ABOVE. OUR BOARD BELIEVES THAT APPROVAL OF THE AMENDMENT TO THE 2006 PLAN WILL PROMOTE OUR INTERESTS AND THE INTERESTS OF OUR SHAREHOLDERS AND CONTINUE TO ENABLE US TO ATTRACT, RETAIN, AND REWARD PERSONS IMPORTANT TO OUR SUCCESS AND TO PROVIDE INCENTIVES BASED ON THE ATTAINMENT OF CORPORATE OBJECTIVES AND INCREASES IN SHAREHOLDER VALUE.

MEMBERS OF OUR BOARD OF DIRECTORS ARE ELIGIBLE TO PARTICIPATE IN THE EQUITY INCENTIVE PLAN AND, THUS, COULD HAVE A PERSONAL INTEREST IN THE APPROVAL OF THE EQUITY INCENTIVE PLAN.

PROPOSAL 3 – APPROVAL OF LONG-TERM INCENTIVE

PERFORMANCE TERMS FOR CERTAIN EXECUTIVES

Under section 162(m) of the Code, in order for compensation in excess of $1,000,000 paid in any year to any “covered employee” (defined by Section 162(m) of the Code as a company’s chief executive officer or any of such company’s four other most highly compensated executive officers named in the proxy statement) to be deductible by the company, such compensation must qualify as “performance-based.” The Compensation Committee of the Board of Directors has adopted the following terms, subject to shareholder approval, under which long-term incentive awards for covered employees (as they may be constituted from time to time, and including persons who may become covered employees between the time of grant and payment of the award) would be performance-based for purposes of exemption from the limitations of section 162(m).

The performance criteria for long-term incentive performance awards (whether such awards take the form of stock, stock units or equivalents or cash) made (or paid) to any covered employee shall consist of pre-established non-discretionary objective tests based on one or more of the following: earnings, cash flow, customer satisfaction, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, stock price, working capital, and changes between years or periods that are determined with respect to any of the above-listed performance criteria. The performance period may extend over two to five calendar years, and may overlap one another, although no two performance periods may consist solely of the same calendar years. Performance criteria may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. The formula for any such award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss, and will be based on accounting rules and related Company accounting policies and practices in effect on the date these awards are approved by the Compensation Committee.

Under these terms, no employee may receive a long-term incentive award (including options) in any performance period of more than 800,000 shares or share equivalents (stock units), subject to adjustment for changes in corporate capitalization, such as stock splits. For purposes of this maximum, if an award is denominated in cash rather than in shares, the equivalent will be determined by dividing the highest amount that the award could be under the formula for that year by the closing price of a share of stock on the first trading day of the applicable performance period. As discussed above, awards under these terms will be based upon the Company’s future performance, and no incentive compensation under these terms has yet been awarded or earned by any covered executive. Accordingly, the amount of long-term incentive compensation to be paid in the future to the Company’s current and future covered employees under these terms cannot be determined at this time, as actual amounts will depend on the size of such awards, on actual performance and on the Compensation Committee’s discretion to reduce such amounts. Nothing in these terms precludes the Compensation Committee from making any payments or granting any awards whether or not such payments or awards qualify for tax deductibility under section 162(m).

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE LONG-TERM INCENTIVE PERFORMANCE TERMS FOR CERTAIN EXECUTIVES.

PROPOSAL 4 – APPROVAL OF THE

SYNIVERSE HOLDINGS, INC. 2006 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors believes it is in our best interests to encourage stock ownership by our employees. Accordingly, on March 24, 2006, the Board adopted the 2006 Employee Stock Purchase Plan (the “ESPP”) subject to the approval of our shareholders, to allow employees to purchase shares of our common stock. The ESPP permits eligible employees to purchase our common stock at a discount from fair market value through payroll deductions. The ESPP is intended to qualify under Section 423 of the Code.

If approved, we would be authorized to issue up to 500,000 shares of our common stock under the ESPP. As of March 24, 2006, the market value of these shares was $7,150,000.

Summary of the Employee Stock Purchase Plan

The following is a summary description of the ESPP. This description is merely a summary of material features of the ESPP and is qualified in its entirety by the full text of the plan, a copy of which is attached as Appendix B to this proxy statement.

Purpose; Effectiveness

The purpose of the ESPP is to advance our interests by providing eligible employees with an opportunity to subscribe for and purchase our common stock in order to further align their interests with those of our other shareholders. If our shareholders approve the ESPP, it will be effective August 1, 2006.

Administration

The ESPP will be administered by our Board of Directors or by one or more committees appointed by the Board and the Board or any committee may delegate to one or more individuals the day-to-day administration of the ESPP (the “Administrator”). The Administrator will have authority to construe, interpret, create, and apply rules and regulations for the administration of the ESPP. The Administrator also may adjudicate all disputed claims under the ESPP and establish, amend or waive rules and regulations for the ESPP’s administration, consistent with any delegation by the Board; provided, however, the administration of the ESPP shall be consistent with Rule 16b-3 under the Securities Exchange Act of 1934. Every finding, decision and determination made by the Administrator will be final and binding upon all parties.

The Company shall pay all expenses incurred in connection with the administration of the ESPP.

Eligibility

All employees of the Company, including directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or a committee from time to time (a “Designated Subsidiary”) (approximately 800 employees), are eligible to participate in any one or more of the offerings of options to purchase common stock under the ESPP provided that:

•	the employee is customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year;

•	such person is an employee of the Company or a Designated Subsidiary on the first day of the applicable period; and

•	immediately after the grant the employee would not own our capital stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of one of our subsidiaries.

Participation

An eligible employee may participate in the ESPP by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least ten days prior to the applicable offering date. The payroll deduction authorization form will authorize a regular payroll deduction from the compensation received by the employee during the applicable period. Unless an employee files a new form or withdraws from the ESPP, his or her deductions and purchases will continue at the same rate for future offerings under the ESPP as long as the ESPP remains in effect.

Offering Periods

The Company will make one or more offerings to employees to purchase stock under this ESPP. Offerings will begin each June 1 and December 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six-month period (a “offering period”) during which payroll deductions will be made and held for the purchase of common stock at the end of the offering period. The Administrator may, at any time and at its discretion, choose a different offering period of twelve (12) months or less for subsequent offerings. Notwithstanding anything to the contrary, the first offering period shall begin on August 1, 2006 and end on November 30, 2006.

Unless a participant withdraws from the ESPP (in the manner described below), the participant’s option for the purchase of shares will be exercised automatically on each purchase date in an offering period, and the maximum number of whole shares subject to the option will be purchased at the applicable purchase price with the accumulated contributions in the participant’s account at such time. Any contributions accumulated in a participant’s account which are not sufficient to purchase a whole share will be retained in the participant’s account for the subsequent purchase period, subject to the participant’s earlier withdrawal.

Any other excess contributions that may not be used to purchase shares on a purchase date, because such purchase would not comply with Section 423 of the Code or would otherwise exceed applicable plan limitations, will be returned to the participant. The shares purchased upon exercise of an option under the ESPP will be deemed issued to the participant on the purchase date. During a participant’s lifetime, the participant’s option to purchase shares under the ESPP is exercisable only by the participant.

Payroll Deductions

The Company will maintain payroll deduction accounts for all participating employees. With respect to any offering made under the ESPP, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the compensation he or she receives during the offering period or such shorter period during which deductions from payroll are made. Payroll deductions may be made in 1% increments of compensation, between 1% and 15%, with any change in compensation during the offering period to result in an automatic corresponding change in the dollar amount withheld as soon as administratively practical.

An employee may increase, decrease or discontinue his or her payroll deduction during any offering period by filing a new payroll deduction authorization form. If an employee elects to discontinue his or her payroll deductions during an offering period, but does not elect to withdraw his or her funds pursuant to the terms of the ESPP, funds deducted prior to such employee’s election to discontinue will be applied to the purchase of common stock on the exercise date. The Administrator may establish rules limiting the frequency with which employees may change, discontinue and resume payroll deductions under the ESPP and may impose a waiting period on employees wishing to resume payroll deductions following discontinuance. The Administrator may change the rules regarding discontinuance of participation or changes in participation in the ESPP.

Purchase of Shares

On the Offering Commencement Date of each offering period, the Company will grant to each eligible employee who is then a participant in the ESPP an option to purchase on the last business day of such offering period the largest number of whole shares of common stock as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the offering period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such offering period.

Notwithstanding the above, no employee may be granted an option which permits his or her rights to purchase common stock under the ESPP and any other employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such common stock (determined at the Offering Commencement Date of the offering period) for each calendar year in which the option is outstanding at any time.

Purchase Price

The purchase price for each share purchased will be 85% of the closing price of the common stock on (i) the first business day of such offering period or (ii) the last business day of the offering period (the “exercise date”), whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the common stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of common stock were made on such a day, the price of the common stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Withdrawal

An employee may at any time prior to the close of business on the last business day in a offering period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the offering period. The employee may participate in any subsequent offering in accordance with terms and conditions established by the Administrator.

Termination of Employment

Upon termination of a participant’s employment prior to the last business day of an offering period for any reason, including retirement or death, the contributions credited to such participant’s account will be returned to the participant or, in the case of the participant’s death, to the individual(s) whom the participant has specified in a written designation of a beneficiary filed with us. If the participant has not filed a written designation of a beneficiary, then the participant’s contributions will be distributed to the participant’s estate. Upon termination of employment, the participant’s option will automatically terminate. If, prior to the last business day of the offering period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of the ESPP as of the date of such action.

Nontransferability

No rights of a participant under the ESPP are transferable other than by will or the laws of descent and distribution or by filing with us a written designation of a beneficiary.

Adjustment for Changes Affecting Common Stock

In the event of a subdivision of outstanding shares of common stock, or the payment of a dividend in common stock, the number of shares approved for the ESPP, and the share limitation set forth in above, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or a Committee. In the event of any other change affecting the common stock, such adjustment shall be made as may be deemed equitable by the Board or a Committee to give proper effect to such event.

Benefits to Certain Persons

Our executive officers (including our named executive officers) will be permitted to participate in the ESPP on the same basis and terms as all other eligible employees. Our directors will not be permitted to participate in the ESPP unless they are employed by us and otherwise meet the eligibility requirements described above. As the ESPP has not been approved by our shareholders, no employees have been permitted to participate in the ESPP to date. Because participation in the ESPP is at the option of our employees, the benefits or amounts that will be received by or allocated to any person or group of persons (including our named executive officers, our other executive officers and our employees who are not executive officers) are not currently determinable.

Amendment and Termination of the ESPP

The Administrator or our Board of Directors may at any time amend, suspend or terminate the ESPP for any reason. We will obtain shareholder approval of any amendment to the ESPP as is necessary to comply with Section 423 of the Code, the rules of the NYSE or any other applicable law. The Administrator or our Board of Directors may terminate an offering period and/or a purchase period by setting a new purchase date or by returning to participants all amounts in their accounts.

Insufficient Shares

In the event that the total number of shares of common stock specified in elections to be purchased under any offering plus the number of shares purchased under previous offerings under the ESPP exceeds the maximum number of shares issuable under the ESPP, the Administrator will allot the shares then available on a pro rata basis.

Termination of the ESPP

The ESPP may be terminated at any time by the Board. Upon termination of the ESPP all amounts in the accounts of participating employees shall be promptly refunded.

Federal Income Tax Consequences

The following generally summarizes the United States Federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the ESPP. This summary is not a complete description of the United States Federal income tax consequences and aspects of the ESPP. Moreover, the summary relates only to Federal income taxes; there may also be the imposition of FICA and FUTA taxes upon the exercise of an option issued under the ESPP, Federal estate and gift tax consequences, as well as foreign, state and local tax consequences. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

In view of the complexity of the tax aspects of transactions involving the purchase of common stock under the ESPP, and because the impact of taxes will vary depending on individual circumstances, each participant purchasing common stock under the ESPP is and will be advised to consult their own tax advisor to determine the tax consequences in such participant’s particular circumstances.

Tax Consequences to Participating Employees. A participant will not have income upon enrolling in the ESPP or upon purchasing stock on a purchase date. A participant may have both compensation income and a capital gain or loss upon the disposition of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on when the participant disposes of the stock.

If the participant disposes of the stock at a profit (i.e., the sale proceeds exceed the purchase price) more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of the:

•	excess of the fair market value of the stock on the grant date of the option over the option price; and

•	excess of the fair market value of the stock at the time of disposition of the option over the purchase price.

Any excess profit will be long-term capital gain. If the participant disposes of the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, the participant will not have compensation income and the loss will be a long-term capital loss.

If the participant disposes of the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price, even if there is no gain realized at the time of disposition). The participant also will have a capital gain or loss equal to the difference between the proceeds received as a result of the disposition and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company. There will be no tax consequences to us except that we will be entitled to a deduction when and to the extent a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

OUR BOARD OF DIRECTORS BELIEVES APPROVAL OF THE ESPP AND THE AUTHORIZATION OF 500,000 SHARES OF OUR COMMON STOCK FOR ISSUANCE UNDER THE ESPP IS IN THE BEST INTERESTS OF OUR SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE ESPP.

INDEPENDENT AUDITOR FEE INFORMATION

Independent Auditors

Representatives of Ernst & Young LLP are expected to be present at the shareholders’ meeting with the opportunity to make a statement if they so desire and to respond to appropriate questions.

Services and Fees and Expenses of Ernst & Young LLP During 2005 and 2004

The following table presents fees for professional audit and other services rendered by our independent registered auditors, Ernst & Young LLP, for the years ended December 31, 2005 and 2004.

	Year Ended December 31, 2004	Year Ended December 31, 2005
Audit fees(1)	$1,555,138	$863,749
Audit-related fees(2)	473,816	186,645
Tax fees	—	—
All other	—	—

Total fees	$2,028,954	$1,050,394

(1)	Audit fees include fees for our fiscal year-end audit, review of financial statements included in our Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with regulatory filings for those fiscal years. The 2004 amount includes additional costs related to our initial public offering including the audit of our December 31, 2004 financial statements.
(2)	Audit-related fees include fees for due diligence in connection with proposed acquisitions.

Our Board of Directors pre-approved all of the services provided by Ernst & Young LLP.

Policy on Audit Committee Pre-Approval of Audit, Audit-Related and Permissible Non-Audit Services of the Independent Registered Public Accountants

The Audit Committee’s policy is to pre-approve all audit, audit-related and permissible non-audit services provided by the independent registered public accountants in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Alternatively, the Audit Committee may adopt pre-approval policies and procedures detailed as to particular services and delegate pre-approval authority to a member of the Audit Committee. The decision of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at the next scheduled meeting. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval. During fiscal year 2005, all services were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL 5 – APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has recommended Ernst & Young LLP for reappointment as our independent auditors. Ernst & Young served as our independent auditors for the year ended December 31, 2005. Ernst & Young is a member of the SEC Practice Section of the American Institute of Certified Public Accountants and is registered with the Public Company Accounting Oversight Board.

Ernst & Young representatives are expected to attend the 2006 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Shareholder ratification of the selection of Ernst & Young as our independent auditors is not required by our Bylaws or otherwise. However, we are submitting the selection of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determines that such a change would be in our best interests and the best interests of our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF THE FIRM OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR SYNIVERSE HOLDINGS, INC. FOR THE YEAR 2006.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

Our executive officers are set forth below. Certain of the officers hold or have held positions in several of our subsidiaries. The ages and position titles of the persons set forth below are as of March 31, 2006:

Name	Age	Position
G. Edward Evans(1)	45	Chairman of the Board, Director
Tony G. Holcombe(1)	50	President, Chief Executive Officer, Director
Raymond L. Lawless(1)	50	Chief Financial Officer, Director
Nancy J. White	54	Executive Vice President, Chief Marketing Officer
Paul A. Wilcock	58	Chief Technology Officer
Michael J. O’Brien	40	Vice President—Marketing/Business Development
Wayne G. Nelson	44	Vice President—Controller
Gilbert L. Mosher	58	Vice President—Operations/Customer Support
Robert F. Garcia, Jr.	44	General Counsel
Charles A. Drexler	50	Vice President—Sales
Eugene Bergen Henegouwen	46	Managing Director—European Operations
Paul Corrao	51	Vice President—Network Operations

(1)	Biography provided previously under “Proposal I Election of Directors.”

Nancy J. White became our Executive Vice President and Chief Marketing Officer in April 2006. Ms. White most recently served as Senior Vice President of Telcordia Technologies from July 2003 to March 2006. From April 2002 to July 2003, she provided sales agency and management consulting services. From 1979 to April 2002, Ms. White held various senior management and executive positions with Nortel Networks serving most recently as Group Vice President from October 2000 to April 2002. Ms. White holds a BS degree in Business Administration with a Major in Marketing from Tennessee Technological University.

Paul A. Wilcock has served as Chief Technology Officer since March 2004. From September 2002 to March 2004 he served as Vice President—Technology. Prior to that, he served as Vice President—Business Development and Strategy from August 2001 to September 2002. Having joined us in 1992, Mr. Wilcock previously served as Assistant Vice President—Business Development and Strategy, Assistant Vice President—Marketing, Director—Product Development and Support Services and Director—Enterprise Technology. Mr. Wilcock began his GTE career in 1975 and has held numerous positions of increasing responsibility in engineering, operations, marketing and strategy development. Mr. Wilcock graduated in Telecommunications from Leeds College of Engineering and Science (England) and holds an MBA from Wake Forest University.

Michael J. O’Brien has served as Vice President—Marketing and Business Development since February 2006. From January 2003 to February 2006 he served as Vice President—Marketing. Prior to that, he served as Vice President—Marketing/Business Development from September 2002 to January 2003 and Vice President—Marketing from August 2001 to September 2002. Previously, he served as Assistant Vice President—Marketing from November 2000 to August 2001 and Marketing Director—North American Wireless from June 1999 to November 2000. From January 1999 to June of that same year, Mr. O’Brien worked as an independent consultant. From August 1997 to January of 1999, Mr. O’Brien held the position of Director of Operations at GE LogistiCom, a satellite communications business. Prior to his employment with GE LogistiCom, Mr. O’Brien served as a Product Manager with us from March 1996 to August 1997. He has over 12 years experience with us in various marketing and operations positions. Mr. O’Brien holds a BS in Computer Science from the University of Virginia.

Wayne G. Nelson has served as Vice President—Controller since August 2002. From September 2000 to August 2002 Mr. Nelson served as Director—Finance and previously he served as Director—Customer Support. Mr. Nelson began his GTE career as a Finance Associate in 1987. He has over 14 years experience with us in various marketing, operations and finance positions. Mr. Nelson holds a BA in Economics from the University of Rochester and an MBA in Finance/Statistics from Rutgers University.

Gilbert L. Mosher has served as Vice President—Operations/Customer Support since August 2001 and previously served as Assistant Vice President—Information Technology, responsible for overseeing our software development. Prior to that, Mr. Mosher held various positions with increasing responsibility in the technical and management areas beginning with a position as a Programmer Analyst with GTE in 1979. Mr. Mosher joined us in January 1996 as Assistant Vice President—Information Technology. He earned a BS in Professional Management from Nova Southeastern University. He also holds an MBA from Nova Southeastern University.

Robert F. Garcia, Jr. became our General Counsel in February 2002. Prior to being appointed General Counsel, he served as Associate General Counsel since September 2000. Mr. Garcia joined us in 1995 as in-house legal counsel. Prior to that, he was in private practice in Washington, D.C. Mr. Garcia received his law degree from the National Law Center, George Washington University and has a BA in Political Science from the University of South Florida.

Charles A. Drexler became our Vice President—Sales in June 2002. Prior to joining us, Mr. Drexler served as director-project development for MetroPCS from March 2002 to June 2002. Mr. Drexler provided consulting services to telecommunications companies from August 2001 to March 2002. From 1989 to July 2001, Mr. Drexler held positions of increasing responsibility at Lucent/AT&T. During his tenure at Lucent/AT&T he was responsible for managing and developing domestic and international sales territories. Mr. Drexler holds a BA in Education from the University of Texas-El Paso.

Eugene Bergen Henegouwen became our Managing Director—European Operations in May 2003. Mr. Bergen Henegouwen, a Dutch native, has held a variety of high tech executive level positions in the United States and The Netherlands. Prior to joining us, he was CEO and Chairman of Invention Machine Corporation from January 2001 to November 2002. From January 1999 to December 2000, he was CEO and president of AVIO Digital Inc. and from April 1995 to December 1998, he was CEO of Philips Creative Display Solutions in The Netherlands. Mr. Bergen Henegouwen has also held senior level management positions with Philips Consumer Electronics, Business Electronics and Philips Telecommunications and Data Systems. He holds a MS degree and a BS degree in Electrical Engineering from Delft University of Technology in The Netherlands.

Paul Corrao became our Vice President—Network Operations in July 2003. He has held several senior level customer care and operations positions throughout his 31-year career. From February 2002 to July 2003, he was Vice President—Operations for EPIX and from August 1999 to October 2001 he was Vice President—Service Delivery for Intermedia Communications. Mr. Corrao spent 26 years with AT&T where he managed such areas as switching quality control, VTNS operations, 800 and business application services, ISDN installations and customer care. He also worked with Bell Atlantic’s Global Network division. He holds a MS degree from the Stevens Institute of Technology and a BA in Computer Science from the City University of New York (CUNY).

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning compensation of our Chief Executive Officer and each of our four other most highly-compensated executive officers for the three fiscal years ended December 31, 2005.

SUMMARY COMPENSATION TABLE

						Long-term Compensation			All Other Compensation ($)
	Annual Compensation					Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus($)		Other Annual Compensation ($) (5)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)
G. Edward Evans(1)	2005	440,873	275,000		10,110	—	—	—	—
Chairman	2004	435,604	250,000		16,295	—	—	—	—
	2003	401,950	175,000		191,427	—	—	—	—

Raymond L. Lawless	2005	288,180	200,000		10,940	—	—	—	—
CFO and Secretary	2004	272,142	175,000		11,856	—	—	—	—
	2003	226,950	122,854		10,797	—	—	—	—

F. Terry Kremian(2)	2005	96,144	—		65,524	—	—	—	—
Chief Operating	2004	270,192	125,000		44,113	—	—	—	—
Officer	2003	8,654	50,000	(3)	433	—	—	—	—

Paul A. Wilcock	2005	211,308	110,000		10,707	—	—	—	—
Chief Technology	2004	204,515	100,000		10,766	—	—	—	—
Officer	2003	177,800	91,526		9,550	—	—	—	—

Eugene Bergen Henegouwen(4)	2005	298,049	155,674		85,153	—	—	—	—
Managing Director—	2004	286,396	100,000		92,309	—	—	—	—
European Operations	2003	173,888	67,168		13,295	—	—	—	—

Gilbert L. Mosher	2005	170,077	85,000		7,429	—	—	—	—
Vice President—	2004	169,100	82,500		7,972	—	—	—	—
Operations/Customer Support	2003	157,700	66,400		8,363	—	—	—	—

(1)	On January 9, 2006, Ed Evans resigned as Chief Executive Officer and Tony Holcombe was named President and Chief Executive Officer.
(2)	Mr. Kremian served as Chief Operating Officer from December 15, 2003 to May 5, 2005.
(3)	Mr. Kremian was paid a $50,000 signing bonus.
(4)	Mr. Henegouwen began his employment with the Company on May 14, 2003.

(5)	The following table identifies and quantifies the individual amounts included in Other Annual Compensation for each person listed:

	Year	Other Compensation
Name and Principal Position		Parking Reimbur- sement	401(k) Employer Match	Relocation	Car Allowance	Corporate Housing	Dutch Pension	Vacation Payout	Other
G. Edward Evans	2005	660	9,450	—	—	—	—	—	—
Chairman	2004	660	15,635	—	—	—	—	—	—
	2003	660	10,692	180,075	—	—	—	—	—

Raymond L. Lawless	2005	660	10,280	—	—	—	—	—	—
Chief Financial Officer	2004	660	11,196	—	—	—	—	—	—
	2003	660	10,137	—	—	—	—	—	—

F. Terry Kremian	2005	275	5,091	17,040	—	12,533	—	26,146	4,439
Chief Operating Officer	2004	660	10,950	—	—	32,503	—	—	—
	2003	—	433	—	—	—	—	—	—

Paul A. Wilcock	2005	660	10,047	—	—	—	—	—	—
Chief Technology Officer	2004	660	10,106	—	—	—	—	—	—
	2003	660	8,890	—	—	—	—	—	—

Eugene Bergen Henegouwen	2005	—	—	—	20,922	—	64,231	—	—
Managing Director—European Operations	2004 2003	— —	— —	— —	21,087 13,295	— —	71,222 —	— —	— —

Gilbert L. Mosher	2005	660	6,769	—	—	—	—	—	—
Vice President—Operations/Customer Support	2004 2003	660 660	7,312 7,703	— —	— —	— —	— —	— —	— —

Pension Plans

The Company does not sponsor any pension plans; however, the Company’s Dutch subsidiary, Syniverse Technologies, BV, is required to make payments for its employees under the Netherlands pension system. See Footnote 5 in the table above for amounts paid by the Company on behalf of Mr. Bergen Henegouwen under the Netherlands pension system.

Stock Option Grants

No stock options were granted to the named executive officers during fiscal year 2005.

Option Exercises and Holdings

None of our named executive officers exercised options during the last fiscal year or held unexercised options as of the end of the fiscal year.

Summary of All Existing Equity Compensation Plans

The following chart sets forth information concerning the equity compensation plans of the Company as of December 31, 2005.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	423,647	$13.17	138,522
Equity compensation plans not approved by security holders(2)	—	—	—

Total	423,647	$13.17	138,522

(1)	Founders’ Stock Option Plan and the Non-Employer Directors Stock Option Plan.
(2)	There are no unapproved equity compensation plans.

Employment Agreements

Tony G. Holcombe

Mr. Holcombe’s employment agreement provides that he will receive an annual base salary of $500,000, subject to increase by the Company’s Compensation Committee. For each calendar year of employment, Mr. Holcombe is eligible for an annual bonus equal to 60% of his annual salary based upon the achievement of performance objectives for such calendar year as approved by the Compensation Committee or a maximum annual bonus, as determined by the Compensation Committee, of up to 100% of his annual base salary if the Compensation Committee determines that Mr. Holcombe and the Company have substantially exceeded such performance objectives.

Mr. Holcombe’s employment will continue until (i) he resigns without good reason, (ii) he terminates his employment for good reason, (iii) our board of directors decides to terminate his employment with cause, (iv) our board of directors decides to terminate his employment without cause, or (v) his disability or death. If his employment is terminated by us without cause or by Mr. Holcombe for good reason or by reason of his death or disability, then we will be obligated to pay Mr. Holcombe or his estate his annual base salary for a one-year period commencing on the date of termination, his bonus for the then current fiscal year and COBRA benefits for a period of one year.

The employment agreement provides that Mr. Holcombe will receive a one-time cash signing bonus of $250,000 as compensation or reimbursement for all moving, transition, relocation and legal expenses incurred in connection with the employment agreement and, subject to the approval by our shareholders of the Syniverse Holdings, Inc. 2006 Long-Term Equity Incentive Plan, options to purchase an aggregate of 500,000 shares of the common stock of Syniverse Holdings, Inc. and a one-time grant of 100,000 shares of restricted stock. The options will be issued in five equal annual installments, so long as Mr. Holcombe remains in the employ of the Company on each installment date and each option will vest in three equal annual installments. The shares of restricted stock will vest in five equal annual installments. Mr. Holcombe will be entitled to resign with good reason if, among other things, our shareholders fail to approve the 2006 Long-Term Equity Incentive Plan by June 30, 2006.

Upon the consummation of a sale of the Company, all options and shares of restricted stock that have not yet become vested will automatically become vested at the time of such event, if as of the date of such event,

Mr. Holcombe is employed by the Company and, in the event that Mr. Holcombe’s employment is terminated without cause or Mr. Holcombe resigns with good reason within 180 days prior to the date of such event, all options and shares of restricted stock that have not yet become vested will automatically become vested at the time of such event.

In his employment agreement, Mr. Holcombe agrees to limitations on his ability to disclose any of our confidential information, and acknowledges that all inventions relating to his employment belong to us. Mr. Holcombe also agrees not to compete with us anywhere in the world or to solicit our employees for either the period during which he receives severance, if he is terminated without cause or if he resigns for good reason, or for two years after his termination, if he resigns without good reason or if we terminate his employment for cause.

G. Edward Evans

On January 9, 2006, the Company entered into an Amendment No. 2 to Amended and Restated Senior Management Agreement (the “Amendment”) with G. Edward Evans. The senior management agreement was amended to memorialize Mr. Evans’ transition from Chief Executive Officer of the Company to Chairman of the Board of Directors of the Company. Pursuant to the Amendment, Mr. Evans resigned as Chief Executive Officer of the Company and agreed to serve as the Chairman of the Board until the Company’s 2007 annual shareholders meeting. Mr. Evans will continue to be employed by the Company in his capacity as Chairman and receive his current salary and benefits through December 31, 2006. The Amendment also memorialized Mr. Evans’ intention to assume the Company’s lease of its Oklahoma City, Oklahoma office space currently utilized by Mr. Evans and either assume the lease of, or purchase outright, the Company’s aircraft following December 31, 2006. The Company will have no further obligation vis-à-vis Mr. Evans to maintain such leases following the earlier to occur of the Company’s 2007 annual shareholder meeting and the assumption of such leases. In the event that Mr. Evans either assumes the aircraft lease or purchases the plane, he will reimburse the Company for its initial security deposit on the lease together with the net book value of certain refurbishments to the plane completed in 2004. The other terms of the senior management agreement were not affected.

Other

Other members of our senior management team also entered into senior management agreements pursuant to which they agreed to be employed by us with varying base salary amounts and under terms generally no less favorable to us than Mr. Holcombe’s terms.

Founders’ Stock Option Plan

We adopted the Syniverse Holdings, Inc. Founders’ Stock Option Plan (the “Founders’ Option Plan”) on May 16, 2002. Our non-employee directors, executives and other key employees are eligible for grants of stock options under the plan. The purpose of the stock option plan is to provide those persons who have a substantial responsibility for the management and growth of the Company with additional incentives by allowing them to acquire an ownership interest in the Company. Following shareholder approval of the Equity Incentive Plan, the Board will no longer grant options from the Founders’ Option Plan.

A total of 402,400 shares of our common stock, representing approximately 0.6% of our currently outstanding common stock on a fully-diluted basis is reserved for issuance under the Founders’ Option Plan, subject to adjustment in the event of a reorganization, recapitalization, stock dividend, stock split, merger or similar change in the outstanding shares of common stock. These shares may be, in whole or in part, authorized and unissued or held as treasury shares.

The Compensation Committee of our Board of Directors administers the Founders’ Option Plan. Grants will be awarded under the Founders’ Option Plan entirely at the discretion of the Compensation Committee. As a result, we are unable to determine at this time the recipients, amounts and values of future benefits to be received under the Founders’ Option Plan. As of December 31, 2005, there were options to purchase 293,287 shares of our non-voting common stock granted and outstanding under this plan and 108,552 shares remained available for future grants under the plan. None of our named executive officers have been granted options under the Founders’ Option Plan.

Eligibility

Non-employee directors, executives and key employees of the Company who do not have an equity interest in Syniverse Holdings, LLC are eligible to receive grants under the Founders’ Option Plan. However, only employees may receive grants of incentive stock options. In each case, the Compensation Committee will select the actual grantees.

Stock Options

Under the Founders’ Option Plan, stock options granted are presumed to be nonqualified stock options and are not intended to be incentive stock options within the meaning of Section 422A of the Internal Revenue Code unless clearly indicated by the Compensation Committee in the underlying stock option agreement, in which case such stock options will be consistent with and contain all provisions required under Section 422 of the Internal Revenue Code.

The Compensation Committee will determine the exercise price of any stock option at its discretion subject to prohibition by applicable securities laws. The exercise price of any stock option may be paid in any of the following ways:

•	in cash;

•	in the case of persons other than executive officers, by delivery of a promissory note, in the discretion of the Compensation Committee;

•	by delivery of outstanding shares of common stock that have been owned by the grantee for a minimum of six months and one day with a fair market value on the date of exercise equal to the exercise price payable with respect to the stock options’ exercise;

•	through a “same day sale” commitment from a grantee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (a “NASD Dealer”) reasonably acceptable to the Compensation Committee, in which the grantee irrevocably elects to exercise the stock option and sell a portion of the common stock so purchased to pay for the exercise price and in which the NASD Dealer irrevocably commits upon receipt of such common stock to forward the exercise price directly to the Company;

•	through a “margin” commitment from a grantee and a NASD Dealer in which the grantee irrevocably elects to exercise the stock option and to pledge the common stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and in which the NASD Dealer irrevocably commits upon receipt of the common stock to forward the exercise price to the Company; or

•	any combination of the foregoing.

The Compensation Committee will determine the term of each stock option in its discretion. However, no term may exceed ten years from the date of grant or, in the case of an incentive stock option granted to a person who owns stock constituting more than 10% of the voting power of all classes of stock of the Company, five years from the date of grant. In addition, all stock options awarded under the Founders’ Option Plan, whether or not then exercisable, generally cease vesting when a grantee ceases to be a non-employee director, executive or employee of, or to otherwise perform services for us.

There are, however, exceptions for stock options vested and exercisable on the date of termination depending upon the circumstances of cessation. In the case of a grantee’s death or disability, such stock options will expire 180 days after the date of the grantee’s death or long-term disability. In the event of retirement approved by our board of directors, the grantee’s stock options will expire 90 days after the date of the grantee’s retirement. In addition, if a grantee is discharged other than for good cause, the grantee’s stock options will expire 90 days after the date of the grantee’s discharge.

Vesting, Withholding Taxes and Transferability of Stock Options

The terms and conditions of each award made under the Founders’ Option Plan, including vesting requirements, will be set forth, consistent with the plan, in a written agreement with the grantee.

The grantees under the Founders’ Option Plan are liable for any withholding taxes required to be withheld upon exercise of the grantee’s stock options. We are entitled under the Founders’ Option Plan to withhold from any grantee the amount of any withholding or other tax due from us with respect to any common stock issuable under the stock options, and we may defer the exercise of the stock options or the issuance of the common stock following exercise unless indemnified to its satisfaction.

No award made under the Founders’ Option Plan will be transferable other than by will or the laws of descent and distribution, and each award may be exercised only by the grantee or his or her legal guardian or legal representative.

Amendment, Suspension and Termination of Founders’ Option Plan

Our board of directors or the Compensation Committee may suspend or terminate the Founders’ Option Plan or any portion of the plan at any time and may amend it from time to time in such respects as the board of directors or the Compensation Committee may deem advisable, except that no amendment will become effective without prior approval of our shareholders if such approval is necessary for continued compliance with laws, agreements, or stock exchange listing requirements. Furthermore, any termination may not impair the rights of participants under outstanding stock options without the affected participant’s consent. No stock options will be granted under the Founders’ Option Plan after five years from the date the stock option plan is adopted or the date the stock option plan is approved by our shareholders, whichever is earlier.

Non-Employee Directors Stock Option Plan

Our board of directors adopted the Syniverse Holdings, Inc. Non-Employee Directors Stock Option Plan (the “Non- Employee Directors Plan”) on August 2, 2002. The purpose of the Non-Employee Directors Plan is to provide inducement to obtain and retain the services of qualified persons as members of the Company’s board of directors and to align more closely the interests of such persons with the interests of our shareholders. Following shareholder approval of the Equity Incentive Plan, the Board will no longer grant options from the Non-Employee Directors Plan.

A total of 160,360 shares of our common stock, representing approximately 0.2% of our currently outstanding common stock on a fully-diluted basis is reserved for issuance under the Non-Employee Directors Plan, subject to adjustment in the event of a reorganization, recapitalization, stock dividend, stock split, combination or other reclassification in the outstanding shares of common stock. These shares may be, in whole or in part, authorized and unissued or held as treasury shares. As of December 31, 2005, options to purchase 130,360 shares were issued and outstanding under this plan and 30,000 shares remain available for future grants under the plan.

Our Compensation Committee administers the Non-Employee Directors Plan. The number of shares to be granted to new non-employee directors who do not otherwise have an equity interest in the Company has been fixed at 20,000 shares. Otherwise, grants will be awarded under the Founders’ Option Plan entirely at the discretion of the Compensation Committee.

Eligibility

Non-employee directors of the Company who do not have an equity interest in the Company will be eligible to receive grants under the Non-Employee Directors Plan.

Stock Options

Stock options granted under the Non-Employee Directors Plan will be nonqualified stock options. The exercise price per share of common stock will be 100% of the fair market value of a share of our common stock on the date of grant, taking into account for so long as our shares are not listed on the NYSE or other domestic stock exchange all relevant factors determinative of value as solely determined by the Compensation Committee and subject to adjustment in the event of a reorganization, recapitalization, stock dividend, stock split, combination or other reclassification affecting the shares of our common stock.

Any option granted under the Non-Employee Directors Plan will be exercisable only during the grantee’s term as a director of the Company, except that an option may be exercisable by a holder for a period of 180 days after such grantee fails to be re-elected as a director of the Company, and an option may be exercisable for up to one year after the death of a grantee while a director of the Company, except that such option will be exercisable only to the extent that the grantee was entitled to exercise on the date of such grantee’s death or failure to be re-elected and only to the extent that the option would not have expired had the grantee continued to be a director of the Company.

In the event of a change in control of the Company, other than as a result of an initial public offering, the options granted under the Non-Employee Directors Plan will immediately vest and become exercisable and such options will terminate if not exercised as of the date of the change in control or other prescribed period of time. Further, in the event of the liquidation or dissolution of the Company, the options will terminate immediately prior to the liquidation or dissolution.

Subject to prohibition by applicable securities laws, the exercise price of any stock option may be paid in any of the following ways:

•	in cash;

•	by delivery of outstanding shares of common stock that have been owned by the grantee for a minimum of six months and one day with a fair market value on the date of exercise equal to the exercise price payable with respect to the stock option’s exercise;

•	if there is a public market for the common stock, through a “same day sale” commitment from a grantee and an NASD reasonably acceptable to the designated committee, in which the grantee irrevocably elects to exercise the stock option and sell a portion of the common stock so purchased to pay for the exercise price and in which the NASD Dealer irrevocably commits upon receipt of such common stock to forward the exercise price directly to the Company;

•	if there is a public market for the common stock, through a “margin” commitment from a grantee and a NASD Dealer in which the grantee irrevocably elects to exercise the stock option and to pledge the common stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and in which the NASD Dealer irrevocably commits upon receipt of the common stock to forward the exercise price to the Company; or

•	any combination of the foregoing, except that the designated committee may require that the exercise price be paid in cash.

The Compensation Committee will determine the term of each stock option in its discretion. However, no term may exceed ten years from the date of grant or, in the case of an incentive stock option granted to a person owning more than 10% of the voting power of all classes of stock of the Company, five years from the date of grant. The Compensation Committee will determine the date or the conditions on which each option will become exercisable and may provide that an option will become exercisable in installments. The shares of common stock constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be imposed by the Compensation Committee. Unless otherwise provided under the Non-Employee Directors Plan or in the terms of the underlying stock option grant, a grantee may exercise an option only if such grantee has been a director of the Company continuously since the date the option was granted.

Withholding Taxes and Transferability of Stock Options

We are entitled under the Non-Employee Directors Plan to withhold from any grantee the amount of any withholding or other tax due from us with respect to any shares of common stock issuable under the stock options, and we may defer the exercise of the stock options or the issuance of the common stock following exercise unless indemnified to our satisfaction.

No award made under the Non-Employee Directors Plan will be transferable other than by will or the laws of descent and distribution, and each award may be exercised only by the grantee or such grantee’s legal guardian or legal representative. In the event of the death of the grantee, exercise of stock options granted under the Non- Employee Directors Plan will be made only (i) by the executor or administrator of the estate of the deceased grantee or persons to whom the deceased grantee’s rights under the stock option pass by will or by the laws of descent and distribution, and (ii) to the extent that the deceased grantee was entitled to so exercise at the date of his death, unless otherwise provided by the Compensation Committee in such grantee’s underlying option agreement. In connection with the transfer of an option, the grantee will remain liable for any withholding taxes required to be withheld upon exercise of the option by the transferee.

Amendment, Suspension and Termination of Non-Employee Directors Plan and Outstanding Options

Our board of directors or the Compensation Committee may suspend or terminate the Non-Employee Directors Plan or any portion of the plan at any time and may amend it from time to time in such respects as the board of directors or the Compensation Committee may deem advisable, except that no amendment will become effective without the prior approval of our shareholders if such approval is necessary for continued compliance with laws, agreements or stock exchange listing requirements. Furthermore, any termination may not impair the rights of participants under outstanding stock options without the affected grantee’s consent. No stock options will be granted under the Non-Employee Directors Plan after five years from the date the stock option plan is adopted or the date the stock option plan is approved by our shareholders, whichever is earlier.

The Compensation Committee may amend or modify any option granted under the Non-Employee Directors Plan in any manner to the extent that the committee would have had authority initially to grant such option except that no such amendment or modification will impair the rights of any grantee without the consent of such adversely affected grantee. With the grantee’s consent, the Compensation Committee may cancel any option and issue a new option to such grantee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Compensation Committee of the Board of Directors shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee of our Board of Directors designs, administers and oversees the compensation policies for the Company’s executive officers and directors. The Compensation Committee is also responsible for approving the equity compensation of executive officers under the Company’s long-term equity incentive plans. The Compensation Committee meets at scheduled times during the year, and it also considers and takes action by written consent. The Compensation Committee is governed by a charter which can be found on the Company’s website at www.syniverse.com.

Executive Officer Compensation Philosophy

The Company’s compensation program for its executive officers is designed to attract, motivate, reward and retain key executives and employees to enhance shareholder value by emphasizing performance-based compensation. The program is directed towards motivating executives to achieve the business objectives of the Company, to reward them for their achievement and to attract and retain executive officers that contribute to the long-term success of the Company. In addition to base salary, our executive officers are compensated based on performance through the use of annual incentive compensation and, subject to shareholder approval, our long-term equity incentive plan linking performance to both annual and long-term goals and objectives.

Compensation Committee Review

The Compensation Committee has reviewed all components of the CEO’s and Named Executive Officers’ (“NEOs”) compensation, including salary, bonus, equity and long-term incentive compensation, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits, and under several potential severance and change-in-control scenarios. Based on this review, the Compensation Committee finds the CEO’s and NEOs’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

Determining Executive Compensation

In determining the total compensation package for the executive officers, the Compensation Committee, with the assistance of independent consultants, relies upon national and industry salary surveys giving consideration to our “Peer Group” . The total compensation package for our executive officers consists of base salary, an annual incentive and long-term incentives.

Key goals and objectives for each executive are established at the beginning of each year. These goals and objectives include specific quantitative measures as well as qualitative measures such as leadership, development of strategic and operational plans, development of new market opportunities and process improvements. The Compensation Committee, along with the Board of Directors, reviewed each executive’s performance relative to the key goals and objectives at year end.

An important aspect of the Compensation Committee’s annual work relates to the determination of compensation for Company executives, including the Chief Executive Officer. The Committee has retained Mercer Human Resource Consulting (“Mercer”) as a third party advisor to provide independent advice, research, and evaluation related to executive compensation. In this capacity, the consultant reports directly to the Compensation Committee and meets regularly with the Committee Chair and Compensation Committee without management present.

Competitive and Pay-for-Performance Analysis

This type of analysis will be independently conducted by Mercer or other independent consultant in the future and provided to the Committee for use in determining the pay of the CEO and other senior officers and to insure that the executive compensation program is aligned with shareholder interests.

One of the initial forms of analysis Mercer conducted was to review the Company’s use of competitive pay data as relates to setting salaries, target annual incentive award opportunities and target longer-term incentive grants. The analysis confirmed that the Company’s use of compensation data and its method of calculating equity values are both reasonable and consistent with best company practices.

The Committee also reviewed the Company’s performance to that of the Peer Group based on a number of financial metrics and concluded that the pay provided to the officers included in the Summary Compensation Table is generally consistent with Company performance.

The Compensation Committee generally seeks to set base salaries for executive officers targeted at the 50th percentile of the Company’s Peer Group of companies, taking into account the nature of the position, the responsibilities, skills and experience of the officer and his or her performance.

Compliance with Internal Revenue Code section 162(m)

The Compensation Committee has considered the provisions of Section 162(m) of the Internal Revenue Code, which generally limits the annual tax deductibility of compensation paid to each named executive to $1.0 million. To the extent possible, the Committee intends to preserve the federal income tax deductibility, but may choose to provide compensation that may not be deductible if it believes that such payments are in the best overall interests of the Company and its shareholders.

Executive Compensation Programs

Executive compensation programs of the Company consists of three principal components as described below:

Base Salary. The level of base salary paid to the executive officers of the Company is determined on the basis of the importance of the position and on market data. Salary ranges and individual salaries for senior executives are reviewed annually. In determining individual salaries, the Compensation Committee considers the scope of job responsibilities, individual contributions, business performance, labor market conditions, the Company’s salary budget guidelines and current compensation as compared to market practice in the Peer Group. Each executive officer’s initial base compensation is set forth in his or her employment agreement.

Annual Incentive Compensation. Bonuses, payable in cash, are tied to the achievement of performance goals and objectives established by the Compensation Committee. Bonuses are a percentage of the executive’s base salary and are targeted at between the 50th and 75th percentile of the Peer Group. The target bonus is adjusted for appropriate corporate, business unit, and individual performance factors, given the functions of the particular executive. In 2005, bonuses could range from 0% to 150% of target. Bonuses paid for 2005 reflect Company performance that was among the best in the Peer Group. For 2005, the Compensation Committee tied 75% of any bonus paid directly to the Company’s financial performance and 25% to each executive’s key goals and objectives. The amounts determined by these percentages were subject to adjustment by a qualitative evaluation of each executive’s contributions to the Company’s overall performance.

Long-Term Equity Incentive Plan. The Compensation Committee believes that long-term equity compensation performs an essential role in retaining executives and providing them long-term incentives to maximize shareholder value. The Company’s Long-Term Equity Incentive Plan provides, among other things, that stock options and non-vested stock awards may be granted to the CEO, executive officers, and other key associates who contribute to the long-term success of the Company. Targeted long-term incentive compensation for 2006 shall be delivered in the form of non-qualified stock options and non-vested stock grants.

Chief Executive Officer Compensation

The chief executive officer’s compensation package is determined using the Company’s guiding principles as described above. Mr. Evan’s initial annual base salary was set forth in his senior management agreement with the Company entered into in February 14, 2002 as amended. Mr. Evan’s year 2005 base salary of $445,000 is lower than the median base salaries paid to individuals in similar positions in our Peer Group. Mr. Evan’s total cash compensation (base salary, annual incentive) is below the 50th percentile in total cash compensation paid to individuals in similar positions in similar sized companies in our Peer Group.

March 24, 2006

Robert J. Marino, Chairman

Collin E. Roche

Jack Pearlstein

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

The Audit Committee is comprised of three directors, each of whom the Board has determined to be an independent director as defined by the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates under a written charter adopted by the Board of Directors which can be found on the Company’s website at www.syniverse.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and for maintaining effective systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2005 with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditor, Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has discussed with Ernst & Young LLP the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee meets with Ernst & Young LLP with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 filed by the Company with the Securities and Exchange Commission.

James B. Lipham, Chairman

Odie C. Donald

Robert J. Marino

March 24, 2006

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 15, 2006 by:

•	each shareholder who is known to own beneficially more than 5% of our common stock;

•	each director

•	each of the named executive officers; and

•	all directors and officers as a group.

The percentage ownership is based on 67,295,636 shares of common stock outstanding at March 15, 2006. Shares of common stock that are subject to options currently exercisable or exercisable within 60 days of March 15, 2005 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes following the table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders
GTCR Fund VII L.P.(1)(2)	39,394,955	58.5%
GTCR Fund VII/A, L.P.(1)(2)	39,394,955	58.5%
GTCR Co-Invest L.P.(1)(2)	39,394,955	58.5%
GTCR Capital Partners, L.P.(1)(2)	39,394,955	58.5%
Snowlake Investment Pte. Ltd.(3)	5,211,618	7.7%

Directors and Executive Officers
G. Edward Evans	2,727,792	4.1%
Tony G. Holcombe(4)	14,572	*
David A. Donnini(1)(2)	39,394,955	58.5%
Collin E. Roche(1)(2)	39,394,955	58.5%
John C. Hofmann(1)(2)	39,394,955	58.5%
Raymond L. Lawless	396,173	*
Paul A. Wilcock	257,512	*
Eugene Bergen Henegouwen	118,851	*
Gilbert Mosher	178,277	*
Odie C. Donald(5)	17,590	*
James B. Lipham(6)	5,000	*
Robert J. Marino(7)	11,554	*
Jack Pearlstein(8)	5,000	*
All directors and executive officers as a group (18 persons)	43,974,044	65.3%
Total	67,295,636

*	Less than 1%
(1)	The address of each of GTCR Fund VII, L.P., GTCR Fund VII/A, L.P., GTCR Co-Invest, L.P., GTCR Capital Partners, L.P. and Messrs. Donnini, Roche and Hofmann is c/o GTCR Golder Rauner, L.L.C., 6100 Sears Tower, Chicago, Illinois 60606.
(2)

Includes 25,608,766 shares of common stock held by GTCR Fund VII, L.P., 12,786,903 shares of common stock held by GTCR Fund VII/A, L.P., 351,514 shares of common stock held by GTCR Co-Invest, L.P. and 647,772 shares of common stock held by GTCR Capital Partners, L.P. Messrs. Donnini and Roche are

principals and Mr. Hofmann is a vice president of GTCR Golder Rauner, L.L.C., which is the general partner of the general partner of GTCR Fund VII, L.P. and GTCR Fund VII/A, L.P. and which is the general partner of GTCR Co-Invest, L.P. Messrs. Donnini, Roche and Hofmann each disclaim the beneficial ownership of these shares.

(3)	The address of Snowlake Investment Pte Ltd is c/o GIC Special Investment Pte Ltd, 255 Shoreline Drive, Suite 600, Redwood City, California 94065. The Government of Singapore Investment Corporation Pte Ltd has voting and investment control over these shares.
(4)	Includes 14,572 shares subject to options held by Mr. Holcombe that are exercisable within 60 days of March 15, 2006. Mr. Holcombe became Syniverse’s CEO and president on January 9, 2006.
(5)	Includes 17,590 shares subject to options held by Mr. Donald that are exercisable within 60 days of March 15, 2006.
(6)	Includes 5,000 shares subject to options held by Mr. Lipham that are exercisable within 60 days of March 15, 2006.
(7)	Includes 11,544 shares subject to options held by Mr. Marino that are exercisable within 60 days of March 15, 2006.
(8)	Includes 5,000 shares subject to options held by Mr. Pearlstein that are exercisable within 60 days of March 15, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Repurchase of Preferred Stock

On February 15, 2005, we used approximately $176.5 million of the net proceeds from our initial public offering to repurchase approximately 124,876 shares of our outstanding class A cumulative redeemable convertible preferred stock. The per share purchase price for each share of class A cumulative redeemable convertible preferred stock repurchased by us was equal to the liquidation value of $1,000 per share plus all accumulated and unpaid dividends through the repurchase date. All of the shares of the class A cumulative redeemable convertible preferred stock repurchased by us were initially sold to the holders thereof at a price of $1,000 per share.

All of our outstanding shares of class A cumulative redeemable convertible preferred stock not repurchased were converted into shares of common stock on March 28, 2005. Each share of class A cumulative redeemable convertible preferred stock not repurchased was converted into that number of shares of our new common stock determined by dividing its liquidation value of $1,000 per share plus all accumulated and unpaid dividends through February 15, 2005 by the initial public offering price of our common stock.

Following the repurchase of our outstanding class A cumulative redeemable convertible preferred stock described above and pursuant to the terms of the Dissolution Agreement and LLC Agreement described below, approximately $176.4 million of the net proceeds from our initial public offering were ultimately received by certain of our directors, executive officers and securityholders who beneficially own more than five percent of any class of our voting securities:

Name	Distribution Amount
(in millions)
GTCR Fund VII, L.P.	$100.4
GTCR Fund VII/A, L.P.	50.2
GTCR Co-Invest, L.P.	1.4
GTCR Capital Partners, L.P.	2.5
Snowlake Investment Pte. Ltd.	20.5
G. Edward Evans	1.4

Dissolution Agreement

We entered into an amendment to the limited liability company agreement and a dissolution agreement with Syniverse Holdings, LLC and certain of its members relating to the distribution of Syniverse Holdings, LLC’s shares of our common stock to its members.

Pursuant to the distribution priority provided for in the limited liability company agreement and the amendment to the limited liability company agreement and dissolution agreement, as of December 31, 2004, the equity allocation between the funds affiliated with GTCR on the one hand and the executive officers on the other hand was 78.7% and 10.6%.

Registration Agreement

Under the registration agreement entered into in connection with our acquisition from Verizon, the holders of a majority of the GTCR investors’ registrable securities have the right at any time, subject to certain conditions, to require us, to register any or all of our securities under the Securities Act on Form S-1, which we refer to as a “long-form registration” at our expense or on Form S-2 or Form S-3, which we refer to as a “short-form registration” at our expense. We are not required, however, to effect any such long-form registration within 90 days after the effective date of a previous long-form registration. In addition, all holders of registrable securities are entitled to request the inclusion of such securities in any registration statement at our expense whenever we propose to register any offering of our equity securities, other than pursuant to a registration on Form S-4 or Form S-8.

Stock Purchase Agreement

We are parties to a stock purchase agreement with Syniverse Holdings, LLC. In connection with our initial public offering and the dissolution of Syniverse Holdings, LLC, we amended the stock purchase agreement to provide that the rights of Syniverse Holdings, LLC under the stock purchase agreement will survive to the benefit of funds affiliated with GTCR.

Pursuant to the amended stock purchase agreement, the GTCR-affiliated funds are permitted to designate a representative to our compensation and Nominating and Corporate Governance Committees so long as the funds affiliated with GTCR own at least 37.5% of the common stock that they owned immediately following our initial public offering and there is no prohibition against a GTCR designee serving on such committees under applicable law or under the rules of the New York Stock Exchange. The amended stock purchase agreement also requires us to obtain the consent of the GTCR-affiliated funds before issuing stock-based compensation to any of the executive officers with senior management agreements described below. The funds’ rights under this provision will terminate when they cease to own at least 50% of the common stock they owned immediately following our initial public offering.

The amended stock purchase agreement also obligates us to deliver to the GTCR-affiliated funds financial statements, reports by accountants and an annual budget according to a specified schedule. The GTCR-affiliated funds may also inspect our properties, financial and corporate records as well as question our directors, officers, key employees and independent accountants regarding our finances and affairs. In each, case the GTCR-affiliated funds may suspend or terminate such obligations at their election from time to time by written notice.

Senior Management Agreements

Provisions Regarding Stock

Mr. Evans

In connection with our initial public offering, Syniverse Holdings, LLC was dissolved following the distribution to its members of our outstanding class A cumulative redeemable preferred stock and common stock. Concurrent with our initial public offering, we amended and restated Mr. Evans’ senior management agreement, pursuant to which he acquired as part of the pro rata distribution of our outstanding capital stock to the members of Syniverse Holdings, LLC:

•	1,913,163 shares of class A cumulative redeemable preferred stock and 272,511 shares of common stock, which are referred to as “Co-Invest Stock,” and

•	2,573,722 additional shares of common stock which are referred to as “Carried Common,” which are subject to time vesting.

The shares of Co-Invest Stock were fully vested when acquired but 514,745 of the shares of Carried Common were subject to quarterly vesting and became fully vested on February 14, 2006.

Under the terms of the amended and restated senior management agreement, we may be required to purchase a portion of Mr. Evans’ unvested common stock in the event of his termination of employment due to death or disability. In addition, we will have the right to purchase all or a portion of Mr. Evans’ unvested common stock if his employment is terminated. In addition, if any repurchase would result in a violation of law applicable to us or our subsidiaries or a default under our financing arrangements, We may defer such purchase until it is permitted, with the deferred purchase price accruing interest at the rate of 10% per annum, compounded quarterly.

The purchase price for securities purchased pursuant to the put option described above will be the original cost of such securities. The purchase price for securities purchased pursuant to the call option will be the original cost of such securities.

The senior management agreement also prohibits Mr. Evans from transferring any of his shares of Carried Common, subject to certain exceptions. This transfer restriction terminates with respect to particular securities upon such securities being transferred in a public sale and terminates with respect to all securities upon the sale of Syniverse Holdings, Inc.

Others

Other members of our senior management team, including Messrs. Lawless, Wilcock, O’Brien, Nelson, Garcia, Drexler, Mosher, Bergen Henegouwen, and Corrao, also entered into amended and restated senior management agreements on February 9, 2005 pursuant to which they acquired an aggregate of 1,802,581 shares of Carried Common in return for their common units of Syniverse Holdings, LLC under terms generally no less favorable to the company than Mr. Evans’ terms. Their senior management agreements were amended and restated to add us as a party and to provide substantially the same rights, restrictions and vesting schedule as will apply to the shares of our common stock that they will receive under the amended agreements as apply to the Syniverse Holdings, LLC units that they surrendered upon the dissolution of Syniverse Holdings, LLC.

Employment Provisions

Mr. Evans

Our senior management agreement with Mr. Evans also contains provisions relating to employment. See “Executive Compensation and Other Agreements—Employment Agreements” for a description of the employment provisions of Mr. Evans and other other senior management team.

Professional Services Agreement

Pursuant to the professional services agreement entered into in connection with our acquisition from Verizon, we agreed to pay GTCR an annual management fee of $0.5 million for its ongoing services as our financial and management consultant as well as a placement fee for any equity or debt financing of Syniverse Holdings, LLC or the company equal to 1.0% of the gross amount of such financing. We incurred $0.5 million for each of the years ended December 31, 2003 and 2004 and $0.1 million for the year ended December 31, 2005. In conjunction with our acquisition of IOS North America, which was financed in part by increased borrowings under our previous senior credit facility, we paid to GTCR a placement fee of $0.4 million. In connection with our initial public offering, the professional services agreement was terminated.

Equity Sponsor’s Investment in TNS, Inc.

Certain investment funds affiliated with GTCR were collectively the controlling equityholder of TNS, Inc. GTCR no longer has an equity position in TNS Inc. We have done business with TNS in the past, and expect to continue to do business with TNS in the future. Collin Roche, who serves as one of our directors, also serves on the board of directors of TNS. For the years ended December 31, 2003, 2004 and 2005, we recognized revenues from TNS of approximately $2.3 million, $1.5 million and $1.0 million, respectively. For the years ended December 31, 2003, 2004 and 2005, we recognized expenses from TNS of approximately $0.5 million, $0.2 million and $0.3 million, respectively.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The following stock performance graph and accompanying table compare the shareholders’ cumulative return on the common stock from February 10, 2005 to December 31, 2005 with the cumulative total return of the Russell 2000 Index and the Dow Jones U.S. Mobile Telecommunications Index over the same period. The comparative data assumes that $100.00 was invested on the date of our initial public offering, February 10, 2005, in the common stock and in each of the indices referred to above and that any dividends were reinvested. The stock price performance shown in the table set forth below is not necessarily indicative of future stock price performance.

	February 10, 2005	December 30, 2005
Syniverse Holdings, Inc.	100.00	130.63
Russell 2000 Index	100.00	108.78
Dow Jones U.S. Mobile Telecommunications Index	100.00	110.32

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock to file certain reports with the SEC concerning their beneficial ownership of our equity securities. The SEC’s regulations also require that a copy of all such Section 16(a) forms filed must be furnished to us by the executive officers, directors, and greater than 10% shareholders. To our knowledge, based solely on a review of the copies of such forms and amendments thereto received by us with respect to 2005, all Section 16(a) filing requirements were met.

Availability of Form 10-K and Annual Report to Shareholders

We are required to provide an Annual Report to shareholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees, and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (not including documents incorporated by reference), are available without charge to shareholders upon written request to our Corporate Secretary. You may review our filings with the Securities and Exchange Commission by visiting our website at www.syniverse.com.

Shareholder Proposals for 2007

Our 2007 Annual Meeting of Shareholders is expected to be held on or about May 9, 2007, and proxy materials in connection with that meeting are expected to be mailed on or about April 7, 2007. In order to be included in our proxy materials for our 2007 Annual Meeting, we must receive shareholder proposals prepared in accordance with the proxy rules on or before February 15, 2007.

Any such proposal should be addressed to the Secretary, Syniverse Holdings, Inc., 8125 Highwoods Palm Way, Tampa, Florida 33647. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement for our Annual Meeting of Shareholders to be held in 2007 in accordance with applicable law. It is suggested that such proposals be sent by certified mail, return receipt requested.

In addition, pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, if we receive notice after March 2, 2007 of any proposal which a shareholder intends to raise at the 2007 Annual Meeting, the persons named in the proxy solicited by our Board of Directors for our 2007 Annual Meeting may exercise discretionary voting with respect to such proposal.

General

We know of no matters to be presented at the meeting other than those included in the Notice. Should any other matter requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in what they consider our best interests. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the meeting.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. Whether or not you plan to attend, please sign, date and return the enclosed proxy promptly. For your convenience, a return envelope is enclosed requiring no additional postage if mailed within the United States.

By Order of the Board of Directors

Raymond L. Lawless

Chief Financial Officer and Secretary

Tampa, Florida

April 7, 2006

Appendix A

SYNIVERSE HOLDINGS, INC.

2006 LONG-TERM EQUITY INCENTIVE PLAN

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SYNIVERSE HOLDINGS, INC.

2006 LONG-TERM EQUITY INCENTIVE PLAN

1.	Purpose.

This plan shall be known as the Syniverse Holdings, Inc. 2006 Long-Term Equity Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Syniverse Holdings, Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize shareholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), performance awards, or any combination of the foregoing may be made under the Plan.

2.	Definitions.

(a)	“Affiliate” shall mean, with respect to any person, entity or group, any other person, entity or group, which, directly or indirectly, controls, is controlled by, or is under common control with such person, entity or group.

(b)	“Board of Directors” and “Board” mean the board of directors of the Company.

(c)	“Cause” has the meaning set forth in the employment agreement between the participant and the Company or any of its Subsidiaries and in the absence of such an employment agreement, means the occurrence of one or more of the following events:

(i)	a participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or its Subsidiaries, perpetration or attempted perpetration of fraud, or participation in a fraud or attempted fraud, on the Company or its Subsidiaries or unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Company or its Subsidiaries;

(ii)	any act or acts of disloyalty, misconduct or moral turpitude by a participant injurious to the interest, property, operations, business or reputation of the Company or its Subsidiaries or commission of a crime which results in injury to the Company or its Subsidiaries; or

(iii)	a participant’s failure or inability (other than by reason of his or her permanent disability) to carry out effectively his or her duties and obligations to the Company or its Subsidiaries or to participate effectively and actively in the management of the Company or its Subsidiaries, as determined in the reasonable judgment of the Board.

(d)	“Change in Control” means the occurrence of one of the following events (other than in connection with a sale to an Exempt Person):

(i)	if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)	consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) with an Exempt Person, (B) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (C) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv)	consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

(e)	“Code” means the Internal Revenue Code of 1986, as amended.

(f)	“Committee” means the Compensation Committee of the Board, which shall consist solely of three or more members of the Board.

(g)	“Common Stock” means the Common Stock, par value $0.001 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(h)	“Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary (including, without limitation, any businesses which are in development and any businesses of third parties that the Company or any Subsidiary has actively pursued as an acquisition target) with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

(i)	“Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.

(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)	“Exempt Person” means (i) GTCR Golder Rauner, L.L.C., GTCR Golder Rauner II, L.L.C. and their respective Affiliates, (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

(l)	“Family Member” has the meaning given to such term in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(m)	“Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(n)	“Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(o)	“Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

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(p)	“Non-Qualified Stock Option” means any stock option other than an Incentive Stock Option.

(q)	“Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(r)	“Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(s)	“Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.	Administration.

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto and the rules and regulations of the principal securities exchange on which the Common Stock is then listed for trading. No member of the Board or the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

4.	Shares Available for the Plan.

Subject to adjustments as provided in Section 20, an aggregate of 6,000,000 shares of Common Stock (the “Shares”) may be issued pursuant to the Plan and of such amount, an aggregate of 1,000,000 Shares may be issued pursuant to this Plan as restricted stock, restricted stock units or performance shares. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, then such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan.

5.	Participation.

Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom

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an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the service or employ as a director or officer of or in the performance of services for the Company or a Subsidiary or shall interfere in any way with the right of the Company or a Subsidiary to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Incentive Stock Options or Non-Qualified Stock Options, restricted stock awards, restricted stock units, SARs, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6.	Incentive and Non-Qualified Stock Options and SARs.

The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-Qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any one calendar year, the Committee shall not grant to any one participant options or SARs to purchase a number of shares of Common Stock in excess of 20% of the total number of Shares authorized under the Plan pursuant to Section 4 (as adjusted pursuant to Section 20 hereof). The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Non-Qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-Qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-Qualified Stock Options.

(a) Price. The price per Share deliverable upon the exercise of each option (“exercise price”) shall be established by the Committee, except that the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or (iv) by any combination of the foregoing.

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In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) the tendered shares of Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

(c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a shareholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(e) Termination.

(i) Death or Disability. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to death or Disability, the portion of such participant’s options and SARs that is vested and exercisable shall expire 180 days from the date of his or her death or Disability, but in no event after the expiration date of the options or SARs and all of the participant’s options and SARs that were not exercisable on the date of death or Disability shall be forfeited immediately upon such event; provided, however, that such options and SARs may become fully vested and exercisable in the sole discretion of the Committee. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(ii) Retirement. Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the

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date of Retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90–day period unless he or she receives written consent to do so from the Board or the Committee; provided further that the Board or Committee may extend such exercise period (and related non-Competition period) in its discretion, but in no event may such extended exercise period extend beyond the expiration date of the options, and (B) all of the participant’s options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options and SARs may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-Qualified Stock Options under the Plan if required to be so treated under the Code.

(iii) Discharge for Cause. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant’s options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee; provided further that the Board or Committee may extend such exercise period (and related non-Competition period) in its discretion, but in no event may such extended exercise period extend beyond the expiration date of the options, and (B) all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(f) Written Agreement. Each Incentive Stock Option and Non-Qualified Stock Option granted hereunder to a grantee shall be embodied in a written agreement (an “Option Agreement”) which shall be signed by the grantee and an authorized executive officer of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Option Agreement.

Without limiting the generality of the foregoing provisions of this Section 6 or the generality of the provisions of Sections 3, 4, 5 or 22 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

7.	Stock Appreciation Rights.

The Committee shall have the authority to grant SARs under this Plan. SARs shall be subject to such terms and conditions as the Committee may specify; provided that (1) the exercise price of the SAR may never be less than the fair market value of the Shares subject to the SAR on the date the right is granted, (2) the Shares are traded on an established securities market, (3) only Shares may be delivered in settlement of the right upon exercise, and (4) the SAR does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR. Prior to the exercise of the SAR and delivery of the

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Shares represented thereby, the participant shall have no rights as a shareholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights)

Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to (A) the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR multiplied by (B) the number of Shares as to which the SAR is exercised. Such distribution shall be in Shares having a Fair Market Value equal to such amount.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR.

8.	Restricted Stock.

The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

The Committee may require the payment by the participant of a specified purchase price in connection with any restricted stock award. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

Except as otherwise provided by the Committee, at such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

9.	Restricted Stock Units.

The Committee may at any time and from time to time grant restricted stock units under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock units shall specify the applicable restrictions on such units, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 9), and the time or times at which such restrictions shall lapse with respect to all or a specified number of units that are part of the grant.

Each restricted stock unit shall be equivalent in value to one share of Common Stock and shall entitle the participant to receive from the Company at the end of the vesting period (the “Vesting Period”) applicable to such unit one Share, unless the participant elects in a timely fashion to defer the receipt of such Shares, as provided below. Restricted stock units may be granted without payment of cash or consideration to the Company; provided that participants shall be required to pay to the Company the aggregate par value of the Shares received from the Company within ten days of the issuance of such Shares unless such Shares are treasury shares.

Except as otherwise provided by the Committee, during the restriction period the participant shall not have any rights as a shareholder of the Company; provided that the participant shall have the right to receive

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accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each restricted stock unit at the end of the Vesting Period, unless such restricted stock units are converted into deferred stock units, in which case such accumulated dividends or distributions shall be paid by the Company to the participant at such time as the deferred stock units are converted into Shares.

Except as otherwise provided by the Committee, at such time as a participant ceases to be a director, officer or employee of, or otherwise performing services for, the Company or any Subsidiary for any reason, all restricted stock units granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

A participant may elect by written notice to the Company, which notice must be made before the later of (i) the close of the tax year preceding the year in which the restricted stock units are granted or (ii) 30 days of first becoming eligible to participate in the Plan (or, if earlier, the last day of the tax year in which the participant first becomes eligible to participate in the plan) and on or prior to the date the restricted stock units are granted, to defer the receipt of all or a portion of the Shares due with respect to the vesting of such restricted stock units; provided that the Committee may impose such additional restrictions with respect to the time at which a participant may elect to defer receipt of Shares subject to the deferral election, and any other terms with respect to a grant of restricted stock units to the extent the Committee deems necessary to enable the participant to defer recognition of income with respect to such units until the Shares underlying such units are issued or distributed to the participant. Upon such deferral, the restricted stock units so deferred shall be converted into deferred stock units. Except as provided below, delivery of Shares with respect to deferred stock units shall be made at the end of the deferral period set forth in the participant’s deferral election notice (the “Deferral Period”). Deferral Periods shall be no less than one year after the vesting date of the applicable restricted stock units.

Except as otherwise provided by the Committee, during such Deferral Period the participant shall not have any rights as a shareholder of the Company; provided that the participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each deferred stock unit at the end of the Deferral Period when such deferred stock units are converted into Shares.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary such participant shall immediately forfeit any deferred stock units which would have matured or been earned at the end of the applicable Deferral Period.

10.	Performance Awards.

Performance awards may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards granted to a participant and the appropriate period over which performance is to be measured (a “performance cycle”). A performance award shall be paid no later than 100 days after the last day of the tax year in which a performance cycle is completed. Performance awards may include (i) specific dollar–value target awards, (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.

The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee.

The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the participant, the Company, one or more of its Subsidiaries or divisions or any combination of

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the foregoing. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Committee may determine.

A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death, Retirement, or Disability prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle.

In the event of a Change in Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the applicable performance cycle(s) had terminated as of the date of the Change in Control. Such performance award shall be paid no later than 100 days after the last day of the tax year in which such Change in Control occurred (or in the event that such Change in Control causes the tax year to end, no later than 100 days after the closing of such Change in Control).

11.	Withholding Taxes.

(a) Participant Election. Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 11(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 11(a) or this Section 11(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

12.	Written Agreement; Vesting.

Unless the Committee determines otherwise, each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee; provided that unless the Committee determines otherwise, no option, restricted stock grant or restricted stock unit grant may vest in any participant more than 33 1/3% of the Shares subject to such participant’s grant in any one calendar year. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8 and 9 in

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connection with a Change in Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

13.	Transferability.

Unless the Committee determines otherwise, no award granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any award granted under the Plan and transferred as permitted by this Section 13, and any transferee of any such award shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

14.	Prohibition on Tax Gross Ups.

Notwithstanding any other provision of the Plan, the Committee shall not gross up any grants under the Plan for tax purposes.

15.	Prohibition on Loans to Participants.

The Company shall not loan funds to any grantee for the purpose of paying the exercise or base price associated with any grant under this Plan or for the purpose of paying any taxes associated with the exercise or vesting of any grant under this Plan.

16.	Prohibition on Repricing.

Notwithstanding any other provision of the Plan, the Committee shall not, without prior shareholder approval, “reprice” any option or SAR granted under the Plan if the effect of such repricing would be to decrease the exercise price per share applicable to such stock option or SAR. For this purpose, a “repricing” would include a tandem cancellation and regrant or any other amendment or action that would have substantially the same effect as decreasing the exercise price of outstanding options or SARs.

17.	Limitation on Full Value Awards to Participants.

In any one calendar year, the Committee shall not grant to any one participant Shares of restricted stock, restricted stock units or performance Shares to purchase a number of shares of Common Stock in excess of 20% of the total number of Shares authorized under the Plan to be issued as restricted stock, restricted stock units or performance shares pursuant to Section 4 (as adjusted pursuant to Section 20 hereof).

18.	Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

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19.	Transfer of Employee.

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

20.	Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of options, Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and SARs; provided, however, that the Committee shall not be required to make any adjustment that would (i) require the inclusion of any compensation deferred pursuant to provisions of the Plan (or an award thereunder) in a participant’s gross income pursuant to Section 409A of the Code and the regulations issued thereunder from time to time and/or (ii) cause any award made pursuant to the Plan to be treated as providing for the deferral of compensation pursuant to such Code section and regulations. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be (a) canceled in exchange for cash or other property or (b) assumed by the surviving or continuing corporation.

Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(d), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

21.	Amendment and Termination of the Plan.

The Board of Directors or the Committee, without approval of the shareholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the shareholders of the Company if shareholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

Notwithstanding any other provisions of the Plan, and in addition to the powers of amendment set forth in this Section 21 and Section 22 hereof or otherwise, the provisions hereof and the provisions of any award made hereunder may be amended unilaterally by the Committee from time to time to the extent necessary (and only to the extent necessary) to prevent the implementation, application or existence (as the case may be) of any such provision from (i) requiring the inclusion of any compensation deferred pursuant to the provisions of the Plan (or an award thereunder) in a participant’s gross income pursuant to Section 409A of the Code, and the regulations

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issued thereunder from time to time and/or (ii) inadvertently causing any award hereunder to be treated as providing for the deferral of compensation pursuant to such Code section and regulations.

22.	Amendment or Substitution of Awards under the Plan.

The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate, including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares (but only to the extent permitted by regulations issued under Section 409A(a)(3) of the Code); provided that, except as otherwise provided in Section 20, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent; and provided further that the Committee shall not reduce the exercise price of any options or SARs awarded under the Plan without approval of the shareholders of the Company. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan, but only if such surrender, exercise, realization, exchange, or grant (a) would not constitute a distribution of deferred compensation for purposes of Section 409A(a)(3) of the Code or (b) constitutes a distribution of deferred compensation that is permitted under regulations issued pursuant to Section 409A(a)(3) of the Code.

23.	Commencement Date; Termination Date.

The date of commencement of the Plan shall be the date the Company’s shareholders approved the Plan (the “Commencement Date”). Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on the ten year anniversary of the Commencement Date; provided that the Board may, prior to such termination, extend the term of the Plan for up to five years for the grant of awards other than Incentive Stock Options. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

24.	Severability.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

25.	Governing Law.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

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Appendix B

SYNIVERSE HOLDINGS, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this 2006 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Syniverse Holdings, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s Common Stock, $0.001 par value per share, (the “Common Stock”). 500,000 shares of Common Stock in the aggregate have been approved for this purpose, subject, however, to adjustment as provided by Section 15 hereof. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1. Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by one or more committees or subcommittees appointed by the Board (a “Committee”). The Board or a Committee (in either case, the “Administrator”) may delegate to one or more individuals the day-to-day administration of the Plan. The Administrator shall have full power and authority to promulgate any rules and regulations which it deems necessary or advisable for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, and to take all action in connection with the administration of the Plan as it deems necessary or advisable, consistent with any delegation from the Board; provided, however, the administration of the Plan shall be consistent with Rule 16b-3 (“Rule 16b-3”) under the Securities Exchange Act of 1934. The administration, interpretation or application of the Plan by the Administrator shall be final and binding upon all employees. The Company shall pay all expenses incurred in connection with the administration of the Plan. No Board or Committee member shall be liable for any action or determination except for such person’s own willful misconduct or as provided by law with respect to the Plan or any Option (as defined in Section 9) granted hereunder.

2. Eligibility. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or a Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary; provided that where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each June 1 and December 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six-month period (a “Plan

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Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Administrator may, at any time and at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings. Notwithstanding anything to the contrary, the first Plan Period shall begin on August 1, 2006 and end on November 30, 2006.

4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least ten days prior to the applicable Offering Commencement Date. The payroll deduction authorization form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. As used herein, the term “Compensation” means the employee’s base salary.

5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be made in 1% increments of Compensation, between 1% and 15%, with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld as soon as administratively practical.

6. Deduction Changes. An employee may increase, decrease or discontinue his or her payroll deduction during any Plan Period by filing a new payroll deduction authorization form. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to such employee’s election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below). The Administrator may (i) establish rules limiting the frequency with which employees may change, discontinue and resume payroll deductions under the Plan and may impose a waiting period on employees wishing to resume payroll deductions following discontinuance, and (ii) change the rules regarding discontinuance of participation or changes in participation in the Plan.

If an employee has not followed the procedures prescribed by the Administrator to change the rate of payroll deductions or to discontinue the payroll deductions, the rate of payroll deductions shall continue at the properly elected rate in effect until such rate is changed in accordance with Plan procedures.

7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Administrator, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine or as may be required by law.

8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Administrator.

9. Purchase of Shares. On the Offering Commencement Date of each Plan Period and subject to any applicable blackout period and pre-clearance procedures set forth in the Company’s securities trading policy, the Company will grant to each eligible employee who is then a participant in the Plan an option (the “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

Notwithstanding the above, no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in

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Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the New York Stock Exchange or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the Plan, except that if the employee requests a refund of the residual, in accordance with procedures established by the Administrator, or if the employee terminates his or her employment, the balance shall then be refunded.

10. Issuance of Shares. Shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares.

11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment for any reason (including death) prior to the last business day of a Plan Period, the employee’s participation in the Plan shall immediately terminate and thereafter no payroll deduction shall be taken from any pay due and owing to such employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion or as may be required under applicable law, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan as of the date of such action.

12. Optionees Not Shareholders; No Enlargement of Employee Rights. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a shareholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her. In addition, nothing contained in this Plan shall be deemed to give any employee the right to be retained in the employ of the Company or of the Designated Subsidiary or to interfere with the right of the Company or the Designated Subsidiary to discharge any employee at any time.

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13. Rights Not Transferable. Rights under this Plan and Options granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or a Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or a Committee to give proper effect to such event.

16. Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 51% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the same securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Administrator shall take such steps in connection with such merger or consolidation as the Administrator shall deem necessary to assure that the provisions of Section 16 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clauses (ii) and (iii), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) all outstanding Options may be cancelled by the Administrator as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (iii) all outstanding Options may be cancelled by the Administrator as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or a Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (i) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (ii) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Administrator will allot the shares then available on a pro rata basis.

19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

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20. Governmental Regulations. The Company shall have no obligation to sell and deliver shares of Common Stock under this Plan unless and until (i) it has taken all actions required to register the shares of Common Stock under the Securities Act of 1933; (ii) any applicable listing requirement of any stock exchange or the New York Stock Exchange (to the extent the Common Stock is then so listed or quoted) for the Common Stock is met; and (iii) all other applicable provisions of state and federal law have been satisfied.

21. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22. Available Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased. As a condition to the exercise of an Option, the Company may require the employee exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if such a representation is required by applicable law.

24. Withholding. Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Administrator for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may deduct, to the extent permitted by law, any such taxes from any payment of any kind otherwise due to an employee.

25. Effective Date and Approval of Shareholders. The Plan shall take effect upon the adoption of the Plan by the Board, subject, however, to subsequent approval of the Plan by the shareholders of the Company as required by Section 423 of the Code, which shareholder approval must occur within twelve months of the adoption of the Plan by the Board. No Option granted under this Plan may be exercised unless or until such shareholder approval has been obtained.

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PROXY

SYNIVERSE HOLDINGS, INC.

8125 Highwoods Palm Way

Tampa, Florida 33647

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond L. Lawless and Robert F. Garcia, Jr., and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of Class A common stock of Syniverse Holdings, Inc., a Delaware corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 9, 2006, or at any adjournments thereof, with all the power the undersigned would possess if personally present, on the following matters:

A	☒ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1.	ELECTION OF DIRECTORS Nominees for directors are:	FOR ALL NOMINEES LISTED TO LEFT	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT:

	Odie C. Donald David A. Donnini G. Edward Evans Tony G. Holcombe John C. Hofmann Raymond L. Lawless James B. Lipham Robert J. Marino Jack Pearlstein Collin E. Roche	☐	☐	☐

INSTRUCTION: to withhold authority to vote for any nominee, mark “FOR ALL NOMINEES EXCEPT” and write that nominee’s name on the line provided below.

2.	Proposal to approve the Syniverse Holdings, Inc. 2006 Long-Term Equity Incentive Plan.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal to approve Long-Term Incentive Performance Terms for Certain Executives.

	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Proposal to approve the Syniverse Holdings, Inc. 2006 Employee Stock Purchase Plan.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Ratify and approve the selection of Ernst & Young LLP as the independent auditors for Syniverse Holdings, Inc. for 2006.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	In their discretion, the named proxies are authorized to vote in accordance with their own judgment upon such other matters as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR, FOR PROPOSALS 2, 3, 4 AND 5 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 6.

The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and the Proxy Statement. The undersigned hereby revokes any proxies heretofore given.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE	_________________________________

SIGNATURE	_________________________________

DATED	__________________________________________,	2006

	NOTE: Please complete, date and sign exactly as your name appears hereon. In the case of joint owners, each owner should sign. When signing as administrator, attorney, corporate officer, executor, guardian, trustee, etc., please give your full title as such.